Exhibit 10.1

CREDIT AGREEMENT

among

WEST PHARMACEUTICAL SERVICES, INC.

and

Certain of Its Subsidiaries,

as Borrowers,

The Several Lenders From Time to Time
Parties Hereto

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

Dated as of June 3, 2011

$50,000,000 CREDIT FACILITY

i

3.11	Investment Company Act	41
3.12	Security Interests and Mortgage Liens	41
3.13	Environmental Matters	41
3.14	No Material Misstatements	42
3.15	Title to Properties	42
3.16	Intellectual Property	42
3.17	List of Subsidiaries	43
3.18	Solvency	43
3.19	Insurance	43
3.20	Anti-Terrorism Laws	43
3.21	Lease	44

SECTION 4. CONDITIONS PRECEDENT		44
4.1	Conditions to Closing	44
4.2	Conditions to Each Loan	46

SECTION 5. AFFIRMATIVE COVENANTS		47
5.1	Financial Statements	47
5.2	Certificates; Other Information	48
5.3	Payment of Obligations	49
5.4	Maintenance of Existence	49
5.5	Maintenance of Insurance; Property	49
5.6	Inspection of Property; Books and Records; Discussions	50
5.7	Notices	50
5.8	Environmental Laws	51
5.9	Notice and Joinder of New Subsidiaries	51
5.10	Use of Proceeds	51
5.11	Subsequent Credit Terms	52
5.12	[Intentionally Omitted]	52
5.13	Anti-terrorism Laws	52
5.14	Books and Records	52
5.15	ERISA	52
5.16	Office Property	53
5.17	Reliance Letter	54

SECTION 6. NEGATIVE COVENANTS		54
6.1	Financial Condition Covenants	54
6.2	Limitation on Liens	55
6.3	Limitations on Fundamental Changes	55
6.4	Limitation on Sale of Assets	55
6.5	Limitation on Distributions and Investments	57
6.6	Transactions with Affiliates	57
6.7	Limitation on Acquisitions	57
6.8	Fiscal Year	57
6.9	Limitation on Conduct of Business	57
6.10	Prepayments, Redemptions and Repurchases of Subordinated Debt	57
6.11	Non-Operating Subsidiary	58
6.12	Note Purchase Agreement Guarantors	58

SECTION 7. EVENTS OF DEFAULT		58
7.1	Events of Default	58

SECTION 8. THE ADMINISTRATIVE AGENT		61
8.1	Appointment	61
8.2	Delegation of Duties	61
8.3	Exculpatory Provisions	61
8.4	Reliance by Administrative Agent	61
8.5	Notice of Default	62
8.6	Non-Reliance on Administrative Agent and Other Lenders	62
8.7	Indemnification	63
8.8	Administrative Agent in Its Individual Capacity	63
8.9	Successor Administrative Agent	63
8.10	No Reliance on Administrative Agent’s Customer Identification Program	64
8.11	USA Patriot Act	64
8.12	Beneficiaries	64
8.13	Release of Liens	64

SECTION 9. MISCELLANEOUS		65
9.1	Amendments and Waivers	65
9.2	Notices; Lending Offices	65
9.3	No Waiver; Cumulative Remedies	66
9.4	Survival of Representations and Warranties	66
9.5	Payment of Expenses and Taxes	66
9.6	Successors and Assigns	67
9.7	Disclosure of Information	71
9.8	Adjustments; Set-off	72
9.9	Counterparts	72
9.10	Severability	72
9.11	Integration	73
9.12	GOVERNING LAW	73
9.13	Submission To Jurisdiction; Waivers	73
9.14	Acknowledgments	73
9.15	No Right of Contribution	74
9.16	WAIVERS OF JURY TRIAL	74
9.17	Joint and Several Liability of Borrowers	74

SCHEDULES

SCHEDULE I	Lender and Commitment Information
SCHEDULE II	Existing Liens
SCHEDULE III	Legal Description of Office Property
SCHEDULE IV	Term Loan Amortization Schedule
SCHEDULE 3.12	Filing Locations
SCHEDULE 3.17	Subsidiaries

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Assignment and Assumption Agreement
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Joinder and Assumption Agreement
EXHIBIT E	Form of Closing Legal Opinion
EXHIBIT F	Form of Mortgage
EXHIBIT G	Form of Security Agreement

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of June 3, 2011, among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Company”), the direct and indirect subsidiaries of the Company from time to time parties hereto (collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties hereto (collectively, the “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

In consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.   DEFINITIONS
         1.1 Defined Terms

.  As used in this Agreement, the following terms shall have the following meanings:

“Accumulated Funding Deficiency”:  any accumulated funding deficiency as defined in Sections 302(a) of ERISA and 412(a) of the Code prior to the amendment by the Pension Protection Act of 2006.

“Adjusted Commitment Percentage”:  with respect to any non-Defaulting Lender, the quotient (expressed as a percentage) of such Lender’s Commitment divided by the aggregate Commitments of all non-Defaulting Lenders.

“Adjusted EBITDA”: with respect to any Person who has (or whose assets have) been acquired by the Company or any Subsidiary thereof for any period, the historical EBITDA of such Person or attributable to such assets for such period.

“Adjusted Funding Target Attainment Percentage”:  an adjusted target attainment percentage as defined in Sections 206(g)(9) of ERISA and 436(j) of the Code.

“Affected Lender”:  has the meaning assigned to such term in Section 2.24.

“Affiliate”:  as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and any member, director, officer or employee of any such Person.  For purposes of this definition, “control” shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement”:  this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Anti-Terrorism Statute”: shall mean any Law relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Margin”:  on any date, (a) with respect to LIBOR Loans, 1.50% and (b) with respect to Base Rate Loans, 0.50%.

“Assignment and Assumption”:  an assignment and assumption entered into by a Lender and a Purchasing Lender, and accepted by the Administrative Agent, in the form of Exhibit B attached hereto, or such other form as shall be approved by the Administrative Agent.

“Base Rate”:  for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Open Rate in effect on such day plus fifty basis points (0.50%) and (c) the Daily LIBOR Rate in effect on such day plus one hundred basis points (1.00%).  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Open Rate or the Daily LIBOR Rate for any reason, the Base Rate shall be determined without regard to clause (b) or (c), as the case may be, of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Open Rate or the Daily LIBOR Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Open Rate or the Daily LIBOR Rate,  respectively.

“Base Rate Loan”:  any Loan bearing interest at a rate determined by reference to the Base Rate.

“Blocked Person”:  has the meaning assigned to such term in subsection 3.20(b).

“Borrowers’ Representative”:  has the meaning assigned to such term in Section 2.20.

“Borrowing Date”:  any Business Day on which a Loan is to be made at the request of the Borrowers under this Agreement.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required by law to close and with respect to advances of LIBOR Loans or any matters relating to LIBOR Loans, such day shall also be a day on which banks are open for dealings in dollar deposits in the London interbank market.

“Capital Lease”:  at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligations”:  at any time, the amount of the obligations under Capital Leases which would be shown at such time as a liability on a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control”:  an event or series of events by which (a) any “person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under such Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the then outstanding Voting Stock of the Company, or (b) from and after the date hereof, individuals who on the date hereof constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

“Closing Date”:  the first date on which all of the conditions precedent set forth in Section 4.1 have been satisfied or waived by the Lenders, which date is June 3, 2011.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”:  all property of the Borrowers which is at the time subject to the Lien of any of the Security Documents in favor of the Administrative Agent for the benefit of the Lenders.

“Commitment”:  as to any Lender, the obligation of such Lender to make Revolver Loans during the Revolver Period in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Commitment,” as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Assumption.

“Commitment Fee”:  as defined in Section 2.7.

“Commitment Fee Rate”: on any date, 0.250%.

“Commitment Percentage”:  as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments at such time (or at any time after the Commitments shall have expired or terminated, the percentage which the amount of such Lender’s  Exposure bears to the Total Exposure of all of the Lenders at such time).

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  has the meaning assigned to such term in subsection 5.2(b).

“Consolidated Capitalization”:  at any date, the sum of (a) Net Consolidated Debt and (b) shareholders’ equity for the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

“Construction Limit”: means $35,000,000.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Conversion Date”:  the earlier of (a) June 3, 2013, and (b) the earlier of (i) the date on which the Borrowers notify the Administrative Agent in writing that construction of the improvements at the Office Property is complete and (ii)  the date that the Company shall acquire fee simple title to the Office Property pursuant to the purchase option contained in the Lease.

“Convertible Notes”:  those certain 4.00% Convertible Junior Subordinated Debentures due 2047 issued pursuant to that certain First Supplemental Indenture dated March 14, 2007 between the Company and U.S. Bank, National Association, as Trustee.

“Costs”:  has the meaning assigned to such term in subsection 2.16(d).

“Daily LIBOR Rate”:  for any day, the rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1%) (a) the Published Rate by (b) a number equal to 1.00 minus the Eurocurrency Rate Reserve Percentage.  The Published Rate shall be adjusted as of each Business Day based on changes in the Published Rate or the Eurocurrency Rate Reserve Percentage without notice to the Borrowers, and shall be applicable from the effective date of any such change.

“Default”:  any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

“Defaulting Lender”:  any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolver Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrowers, the Administrative Agent, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolver Loans (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors, or similar Person charged with the reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors, or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment (it being understood that a Defaulting Lender shall cease to be a Defaulting Lender if the Administrative Agent and the Borrowers shall each agree that such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender).

“Distribution”:  in respect of any Person, (a) dividends or other distributions on Capital Stock of such Person (except distributions in Capital Stock of such Person); (b) the redemption or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock (except when solely in exchange for Capital Stock of such Person); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“EBIT”: shall mean, for any period, consolidated net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) extraordinary or unusual losses or other losses not incurred in the ordinary course of business, (d) any non-cash charge against consolidated net income required to be recognized in connection with the issuance of capital stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise) and (e) any non-cash charge against consolidated net income required to be recognized in connection with employee pension plans, in each case to the extent included in the calculation of consolidated net income, less (f) extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of consolidated net income, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any Subsidiary, the net income or loss of such Subsidiary or attributable to such assets and any gain or loss from such sale or disposition shall also be excluded from consolidated net income and no adjustments in respect thereof shall be made pursuant to clauses (a) through (e) above.

“EBITDA”: shall mean, for any period, EBIT plus, to the extent deducted in calculating EBIT, the sum of depreciation and amortization, in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any Subsidiary, the net income or loss of such Subsidiary or attributable to such assets and any gain or loss from such sale or disposition shall also be excluded from EBIT and no adjustments shall be made to add back to EBIT depreciation and amortization relating to such divested assets.  As used in the definition of Modified EBITDA and Adjusted EBITDA, EBITDA shall also be determined for any Person who has (or whose assets have) been acquired by the Company or a Subsidiary thereof to the extent provided in such definitions.

“Environmental Laws”:  any and all Federal, state, local, municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder by the Department of Labor or PBGC.

“Eurocurrency Rate Reserve Percentage”: the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”) of a member bank in such System.

“Event of Default”:  any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Executive Order No. 13224”:  shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Credit Agreement”:  the Credit Agreement, dated as of June 4, 2010, among the Borrowers, PNC Bank, National Association, as agent, and the banks and financial institutions from time to time parties thereto, as heretofore amended, supplemented or otherwise modified.

“Exposure”:  as to any Lender (i) at any date during the Revolver Period, an amount equal to the aggregate principal amount of all Revolver Loans made by such Lender then outstanding and (ii) after the Conversion Date, the aggregate principal amount of the Term Loan made by such Lender then outstanding.

“Federal Funds Effective Rate”:  for any day, the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest 1/100 of one percent (1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.

“Foreign Benefit Event”:  with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, in each case in an amount that could reasonably be expected to have a Material Adverse Effect, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments to the extent that such failure could reasonably be expected to have a Material Adverse Effect, (c) the receipt of a notice of a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, and the reasonably expected liability to the Company and its Subsidiaries could reasonably be expected to have a Material Adverse Effect, (d) the incurrence of any liability in the aggregate by the Company and its Subsidiaries under applicable law and on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein which termination or liability could reasonably be expected to have a Material Adverse Effect, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by the Company and its Subsidiaries or the imposition on the Company and its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of in the aggregate an amount that could reasonably be expected to have a Material Adverse Effect.

“Foreign Pension Plan”:  any benefit plan maintained by the Company or a Foreign Subsidiary that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary”: shall mean any Subsidiary organized under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia.

“GAAP”:  at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect in the United States on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined, consistently applied.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guaranty Obligation”:  as to any Person, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guaranty Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such contingently liable Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.  Guaranty Obligations of any Person shall include the amount of any future “earn-out” or similar payments to be made to any other Person in connection with a Permitted Acquisition whether or not the same are reflected as indebtedness on the financial statements of the contingently liable Person.

“Indemnitee”: has the meaning assigned to such term in Section 9.5.

“Indebtedness”:  of any Person at any date, without duplication:

(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business not more than 60 days overdue (or being contested in good faith) and payable in accordance with customary practices), including earn-outs and similar obligations,

(b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument,

(c) all Capital Lease Obligations of such Person,

(d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person,

(e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

(f) all redemption obligations, prior to the Maturity Date, in respect of Redeemable preferred stock of such Person,

(g) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, netting agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice),

(h) withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan, and

(i) all Guaranty Obligations of such Person with respect to liabilities of a type described in any of clauses (a) through (h) of this definition.

The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  has the meaning ascribed thereto in Section 3.16.

“Interest Coverage Ratio”: for any period, the ratio of (a) EBIT to (b) interest expense, in each case for the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date”:  (a) as to any Base Rate Loan, the last day of each calendar quarter while such Loan is outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, the day which is (i) three months after the first day of such Interest Period and (ii) the last day of such Interest Period, and (d) as to any Loan, in addition to the foregoing, the Maturity Date.

“Interest Period”:  with respect to any LIBOR Loan:

(a)           initially the period commencing on the borrowing or continuation date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their Notice of Borrowing given with respect thereto; and

(b)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent in a Notice of Borrowing not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investments”:  investments (by loan or extension of credit, purchase, advance, guaranty, capital contribution or otherwise), whether or not made in cash, by delivery of Property or otherwise, by any of the Company or any Subsidiary (a) in any Person, whether by acquisition of stock or other ownership interest, indebtedness or other obligation or security, or by loan, advance or capital contribution or (b) in any Property, or any agreement to do any of the foregoing.

“Joinder and Assumption Agreement”: a Joinder and Assumption Agreement substantially in the form of Exhibit D hereto pursuant to which a Subsidiary shall join this Agreement and other Loan Documents, as amended, supplemented or otherwise modified from time to time.

“Law”:  any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with of any Governmental Authority.

“Lease”:  that certain Lease Agreement dated December 17, 2010 between the Company and 530 Regency Drive Associates, L.P., as amended, supplemented and otherwise modified from time to time.

“Lending Office”:  the lending office(s) of the Lenders set forth on Schedule I hereto or notice of which has been given to the Administrative Agent in accordance with the provisions of this Agreement.

“LIBOR Loan”:  any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate”: with respect to Loans comprising any Tranche to which the LIBOR Rate applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or such other substitute Bloomberg page that displays rates at which Dollar deposits are offered by leading banks in the London interbank deposit market) or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which Dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), in either case, at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for an amount approximately equal in principal amount to such LIBOR Loan and having a borrowing date and a maturity comparable to the Interest Period for such LIBOR Loan; provided, however, if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error), as determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) by (ii) a number equal to 1.00 minus the Eurocurrency Rate Reserve Percentage.  Such LIBOR Rate may also be expressed by the following formula:

Average London interbank offered rate
quoted by Bloomberg
LIBOR Rate =	or appropriate successor as shown
on Bloomberg Page BBAM1
        1.00 - Eurocurrency Rate Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any LIBOR Loan outstanding on the effective date of any change in the Eurocurrency Rate Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

“Loan Documents”:  this Agreement, the Notes, the Joinder and Assumption Agreements, and the Security Documents as the same may be supplemented or amended from time to time in accordance herewith or therewith, and “Loan Document” shall mean any of the Loan Documents.

“Loans”:  the collective reference to the Revolver Loans and Term Loans.

“Material Adverse Effect”:  a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and the other Borrowers to perform their obligations under this Agreement, the Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphynels, and ureaformaldehyde insulation.

“Maturity Date”: the date that is five (5) years after the Conversion Date.

“Modified EBITDA”:  for any period of four consecutive fiscal quarters (each a “Reference Period”), EBITDA for such Reference Period; provided that, if at any time during such Reference Period, the Company or any of its Subsidiaries shall have acquired the stock or material assets of any Person, then (a) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be ten percent (10%) or less of Modified EBITDA for the most recent Reference Period ending on or prior to the date of such acquisition for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.1, Modified EBITDA shall include such Adjusted EBITDA as if the acquisition occurred on the first day of such Reference Period, so long as a Responsible Officer shall furnish to each Lender a certificate showing in reasonable detail by fiscal quarter the calculation of such Adjusted EBITDA and (b) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be more than ten percent (10%) of Modified EBITDA for the most recent Reference Period ending on or prior to the date of such acquisition for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.1, Modified EBITDA shall include such Adjusted EBITDA as if the acquisition occurred on the first day of such Reference Period, so long as (i) the Lenders shall have received financial statements of such acquired Person (or relating to such acquired assets) audited by an independent nationally recognized accounting firm for the prior two (2) most recently ended fiscal years for which financial statements are available prepared on a GAAP basis (or other basis acceptable to the Administrative Agent) or an independent third-party due diligence report for such acquired Person (or relating to such acquired assets) in form and substance acceptable to the Administrative Agent and (ii) a Responsible Officer shall furnish to each Lender a certificate showing in reasonable detail by each fiscal quarter the calculation of such Adjusted EBITDA.

“Mortgage”:  a mortgage between the Company and the Administrative Agent pursuant to which the Company shall grant to the Administrative Agent, for the ratable benefit of the holders of the Obligations, a Lien on the Office Property, substantially in the form of Exhibit F hereto or such other form as shall be acceptable to the Administrative Agent, as amended, supplemented or otherwise modified from time to time.  The Mortgage shall be dated the date on or about the date the Company shall acquire fee simple title in the Office Property and shall be delivered in accordance with Section 5.16.

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Consolidated Debt”:  at any date, the difference between (a) without duplication, the aggregate of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Subsidiaries at such date): (i) earn-outs or similar obligations, (ii) Indebtedness described in clauses (g) and (h) of the definition of “Indebtedness”, and (iii) Guaranty Obligations in respect of the Indebtedness described in clauses (i) and (ii) above and (b) the aggregate amount of cash and cash equivalents held by the Company and its Subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

“New Material Domestic Subsidiary”:  as defined in Section 5.9.

“New Provisions”:  has the meaning assigned to such term in Section 5.11.

“Note Purchase Agreements”:  collectively, (a) that certain Note Purchase Agreement dated as of July 28, 2005 (as it may be amended, modified, supplemented or restated from time to time) pursuant to which Company issued its Floating Rate Series A Senior Notes due July 28, 2012, in the aggregate principal amount of $50,000,000 and its Floating Rate Series B Senior Notes due July 28, 2015, in the aggregate principal amount of $25,000,000, and (b) that certain Note Purchase Agreement, dated as of February 27, 2006 (as it may be amended, modified, supplemented or restated from time to time), pursuant to which the Company issued its 4.215% Series A Senior Notes due February 27, 2013, in the aggregate principal amount of €20,374,898.13 and its 4.38% Series B Senior Notes due February 27, 2016, in the aggregate principal amount of €61,124,694.38.

“Notes”:  has the meaning assigned to such term in Section 2.3, as the same may be amended, supplemented or otherwise modified from time to time.

“Notice of Borrowing”:  with respect to a Loan of any Type, a notice from the Borrowers in respect of such Loan, containing the information in respect of such Loan and delivered to the Administrative Agent, in the manner and by the time specified pursuant to the terms hereof.  A form of the Notice of Borrowing for Loans is attached hereto as Exhibit C.

“Obligations”:  collectively, (a)  all unpaid principal of and accrued and unpaid interest on (including, without limitation, any interest accruing subsequent to the commencement of a bankruptcy, insolvency or similar proceeding with respect to any Borrower, whether or not such interest constitutes an allowed claim in such proceeding) the Loans, (b) all accrued and unpaid fees arising or incurred under this Agreement or any other Loan Document, (c) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, fees, costs, expenses, prepayment premiums, break-funding costs and other obligations of any Borrower to the Administrative Agent, any Lender or any indemnified party hereunder or thereunder, (d) any obligations owed by Company to PNC Bank, National Association pursuant to that certain rate swap transaction dated March 9, 2011 entered into pursuant to that certain ISDA Master Agreement between the Company and PNC Bank, National Association dated as of July 20, 2000, and (e) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Administrative Agent’s counsel and each Lender’s counsel, which the Borrowers are responsible to pay pursuant to the terms of this Agreement and/or the other Loan Documents.

“Office Property”:  the real property described on Schedule III hereto, which is the proposed new corporate headquarters for the Company and the other Borrowers.

“Other Taxes”:  has the meaning assigned to such term in subsection 2.17(b).

“Participant”:  has the meaning assigned to such term in subsection 9.6(f).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Acquisition”:  an acquisition by a Borrower of the stock or assets of a Person in a similar or related line of business to such Borrower, provided that: (a) at the time that any definitive agreement is entered into in respect of such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date,  (b) at the time of and after giving effect to such acquisition, the Total Leverage Ratio on a proforma basis shall be less than or equal to 3.25 to 1.00, and (c) with respect to any acquisition in which the aggregate consideration paid by the Borrowers and their Subsidiaries (including payments under non-compete arrangements and assumption of debt) exceeds $40,000,000, no less than five (5) days prior to consummating any such acquisition, the Borrowers shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying to the Administrative Agent and the Lenders that no Default or Event of Default exists or would exist if such acquisition were consummated on such date and demonstrating compliance with clause (b) above.  In determining whether the Total Leverage Ratio on a pro forma basis shall be less than or equal to 3.25 to 1.00  after giving effect to a proposed acquisition (I) Total Debt shall be Total Debt on the date of and after giving effect to such acquisition and any Indebtedness incurred to finance such acquisition, and (II) Modified EBITDA shall be for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under subsection 5.1(a) or (b) and the historical EBITDA (on a GAAP basis) of the Person who is being acquired, or attributable to the assets being acquired, shall be considered to the extent, if any, provided in the definition of Modified EBITDA.

“Permitted Liens”: (a)  any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;

(b)           any mechanic’s, landlord’s, materialman’s, carrier’s, warehousemen’s or similar Liens for sums not yet due or being contested in good faith by the Company or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements;

(c)           easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Company or any Subsidiary incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Subsidiary;

(d)           Liens (other than Liens imposed on any property of the Borrowers or any Commonly Controlled Entity pursuant to ERISA or Section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers’ compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases that are not Capital Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect;

(e)           Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such acquisition or construction; provided that:

(i)           no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed;

(ii)           the principal amount of the Indebtedness secured by any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such property, shall not exceed the lesser of (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of such property so acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed; and

(iii)           such Lien shall be created concurrently with or within 120 days after such acquisition or the substantial completion of such construction;

(f)           Liens existing on real property or equipment of a Subsidiary which Lien existed at the time of the acquisition of such Subsidiary and, for a period of ninety (90) days from the date of acquisition of such Subsidiary, Liens upon any other personal property of such Subsidiary;

(g)           Liens existing upon the date hereof as set forth in Schedule II hereto;

(h)           judgment and other similar Liens arising in connection with court proceedings, in existence less than thirty (30) days after entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and the claims secured thereby are being actively contested in good faith and by appropriate legal proceedings;

(i)           Liens in favor of any governmental agency or authority for the purpose of financing, through industrial revenue bonds or notes, the construction, acquisition or purchase of facilities, or machinery, equipment or other assets, or of any air, water or solid waste pollution control facilities to be used in connection with any such property;

(j)           other Liens incidental to the conduct of the Borrowers’ or their Subsidiaries’ businesses conducted in the ordinary course (including without limitation, Liens on goods securing trade letters of credit issued in respect of importation of goods in the ordinary course of business) or the ownership of any Borrower’s or its Subsidiaries’ property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in its business;

(k)           Liens in favor of the Company or another Borrower on the assets of any of its Subsidiaries;

(l)           Liens on assets of Foreign Subsidiaries securing Indebtedness in an aggregate principal amount not to exceed at any time $15,000,000;

(m)           bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposits in one or more accounts maintained by the Company or any Subsidiary arising in the ordinary course of business from netting services, overdraft protection, cash management obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts; and

(n)           Liens on the assets of any Securitization Subsidiary securing Indebtedness incurred under a Permitted Securitization Facility.

“Permitted Securitization Facility”:  means any program, the aggregate principal amount of which does not exceed $100,000,000 providing for (a) the sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related and substantially concurrent transactions, of accounts receivable and related rights of the Borrowers or any Subsidiary thereof in transactions intended to constitute (and, unless otherwise agreed by the Administrative Agent, opined by outside legal counsel reasonably satisfactory to the  Administrative Agent in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Stock”: means, in respect of any corporation, shares of Capital Stock of such corporation that are entitled to preference or priority over any other shares of the Capital Stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation.

“Prime Rate”:  the rate of interest per annum publicly announced from time to time by PNC Bank, National Association as its prime rate in effect at its Principal Office, which rate may not be the lowest rate then being charged to commercial borrowers by PNC Bank, National Association; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

“Principal Office”:  the main banking office of the Administrative Agent in Philadelphia, Pennsylvania.

“Priority Debt”:  at any time, without duplication (a) all Indebtedness and Preferred Stock of Subsidiaries (other than (i) Indebtedness of any Subsidiary owed to, or Preferred Stock of any Subsidiary held by, the Company, or any Wholly-Owned Subsidiary, and (ii) Indebtedness of any Subsidiary which is a Borrower so long as the holder of such Indebtedness is a party to the Sharing Agreement with respect to such Indebtedness), plus (b) all Indebtedness of a Subsidiary secured by a Lien permitted under clause (g) of the definition of Permitted Lien plus (c) all other “Priority Debt” (as defined in any Note Purchase Agreement).

“Properties”:  the collective reference to the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries.

“Published Rate”: the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one-month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one-month period as published in another publication determined by the Administrative Agent).

“Purchasing Lender”:  has the meaning assigned to such term in subsection 9.6(b).

“Redeemable”:  with respect to the preferred stock of any Person, each share of such Person’s preferred stock that is: (a) redeemable, payable or required to be purchased or otherwise retired or extinguished or convertible into debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or (b) convertible into other Redeemable preferred stock of such Person.

“Regulations T, U and X”:  Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. part 220 etseq., 12 C.F.R. Part 221 etseq. and 12 C.F.R. Part 224 etseq., respectively), as such regulations are now in effect and as may hereafter be amended.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA.

“Required Lenders”: at any time, those non-Defaulting Lenders holding (a) at least 51% of the Commitments of all such non-Defaulting Lenders or (b) in the event the Commitments shall have expired or been terminated, at least 51% of the Total Exposure of such non-Defaulting Lenders; provided that at any time that there are only two Lenders both of which are non-Defaulting Lenders, Required Lenders shall mean both such Lenders.

“Requirement of Law”:  as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  with respect to any Borrower, the chief executive officer, president, treasurer, controller or chief financial officer of such Borrower.  Unless otherwise qualified, all references to a “Responsible Officer” in this Agreement shall refer to a Responsible Officer of the Company.

“Revolver Loans”:   has the meaning assigned to such term in subsection 2.1(a).

“Revolver Period”:  the period from the Closing Date to the earlier of (a) the Conversion Date and (b) the date the Commitments are terminated in their entirety in accordance with the terms hereof.

“Security Agreement”:  the Security Agreement  among the Borrowers and the Administrative Agent dated as of the date hereof, substantially in the form of Exhibit G hereto or such other form as shall be acceptable to the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

“Security Documents”:  collectively, any and all of (a) the Security Agreement, (b) the Mortgage and (c) all additional documents and instruments entered into from time to time for the purpose of securing the Obligations, as the foregoing may be amended, supplemented or otherwise modified from time to time.

“Securitization Subsidiary”: a special purpose, bankruptcy remote, Wholly-Owned Subsidiary formed in connection with a Permitted Securitization Facility.

“Sharing Agreement”:  the Sharing Agreement, dated as of June 4, 2010, among the lenders parties to the Existing Credit Agreement, the administrative agent under the Existing Credit Agreement and the holders of certain notes of the Company, as the same may be amended, supplemented or otherwise modified from time to time.

“Single Employer Plan”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Subordinated Debt”:  on any date (a) the Convertible Notes and (b) all other Indebtedness of the Company and its Subsidiaries at such date which is subordinated to the Obligations in a manner satisfactory to the Administrative Agent, including that (i) no portion of the principal of such Indebtedness shall be payable prior to three hundred sixty (360) days after the Maturity Date, (ii) such Indebtedness shall be unsecured and (iii) the financial and other covenants for such Indebtedness are no more restrictive than those contained in this Agreement.

“Subsidiary”:  as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Taxes”:  has the meaning assigned to such term in Section 2.17.

“Term Loans”:   has the meaning assigned to such term in subsection 2.1(a).

“Total Commitments”:  at any time, the aggregate amount of the Commitments of all of the Lenders at such time.

“Total Debt”:  at any date, the aggregate of all Indebtedness of the Company and its Subsidiaries at such date determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Subsidiaries at such date): (a) earn-outs or similar obligations, (b) Indebtedness described in clauses (g) and (h) of the definition of “Indebtedness”, and (c) Guaranty Obligations in respect of the Indebtedness described in clauses (a) and (b) above.

“Total Exposure”: at any time, the aggregate amount of the Lenders’ Exposure at such time.

“Total Leverage Ratio”:  on any date, the ratio of (a) Total Debt on such date, to (b) Modified EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.

“Tranche”:  specified portions of Loans outstanding as follows:  (a) any LIBOR Loans which become subject to the same LIBOR Rate under the same Notice of Borrowing and which have the same Interest Period shall constitute one Tranche, and (b) all Base Rate Loans shall constitute one Tranche.

“Type”:  when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined.  For purposes hereof, “Rate” shall include the LIBOR Rate and the Base Rate.

“Unpaid Minimum Required Contribution”: any unpaid minimum required contribution as defined in Section 4971(c)(4) of the Code.

“Unused Commitment”:  as to any Lender at any particular time, an amount equal to the excess, if any, of the Commitment of such Lender at such time over the Exposure of such Lender at such time.

“USA Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be renewed, extended, amended or replaced.

“Voting Stock”: Capital Stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

“Withdrawal Liability”: “withdrawal liability”, as defined in Section 4201 of ERISA.

“Wholly-Owned Subsidiary”:  at any time, any Subsidiary, one hundred percent (100%) of all of the equity securities (except directors’ qualifying shares) and Voting Stock of which are owned by any one or more of the Company and its other Wholly-Owned Subsidiaries at such time.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the Notes and the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principals of consolidation where appropriate).  Notwithstanding the foregoing, if the Borrowers’ Representative notifies the Administrative Agent in writing that the Borrowers wish to amend any covenant in Section 6.1 of this Agreement or any related definition  to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Borrowers’ Representative in writing that the Required Lenders wish to amend Section 6.1 or any related definition to eliminate the effect of any such change in GAAP), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrowers and the Required Lenders, and the Company shall provide to the Administrative Agent, when it delivers its financial statements pursuant to Section 5.1(a) and (b) of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

(i) References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(ii) The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect.

(iii) Reference to any Person includes such Person’s successors and assigns.

(iv) Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

(v) Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”.

(vi) Unless the context requires otherwise any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(vii) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(viii) A time of day shall be construed as a reference to Philadelphia, Pennsylvania time, unless otherwise stated.

SECTION 2.    LOANS AND TERMS OF COMMITMENTS

2.1 The Loans.

(a) Loans.

(i) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (the “Revolver Loans”) to the Borrowers from time to time during the Revolver Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Commitment; provided, that after giving effect to each such Revolver Loan, (a) the aggregate amount of outstanding Revolver Loans made by such Lender shall not exceed such Lender’s Commitment and (b) the aggregate amount of outstanding Revolver Loans used by the Borrowers to construct improvements or pay for improvements to the Office Property, pay capitalized fees and expenses incurred in connection with such construction and to acquire tangible property to be used at or in connection with the Office Property, shall not exceed the Construction Limit.  The Commitments may be terminated or reduced from time to time pursuant to Section 2.14.  Within the foregoing limits, the Borrowers may during the Revolver Period  borrow, repay and reborrow under the Commitments, subject to and in accordance with the terms and limitations hereof.  The obligation of the Borrowers to repay the Loans is joint and several.

(ii) On the Conversion Date the aggregate outstanding principal amount of each Lender’s Revolver Loans then outstanding shall automatically and without any action required by any party hereto be converted into a term loan made by such Lender to the Borrowers (each a “Term Loan” and collectively the “Term Loans”).  The Commitment of each Lender shall terminate on the Conversion Date and no further Revolver Loans shall be made thereafter.  No portion of a Term Loan which is repaid may be reborrowed.  The outstanding principal amount of the Term Loans shall amortize and be due and payable in monthly principal installments in the amounts set forth on Schedule IV, payable on the first day of each month, commencing on the first day of the first month immediately following the Conversion Date, with all outstanding principal and accrued interest due and payable on the Maturity Date.

(b) Type of Loans.  The Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.4 and 2.5; provided, that (X) no Loan shall be made or continued as a LIBOR Loan after the date that is one month prior to the Maturity Date, and (Y) commencing January 1, 2013 and continuing through the first day of the calendar month in which the Maturity Date occurs, notwithstanding anything to the contrary herein, all Loans shall be LIBOR Loans having an Interest Period of one (1) month (except to the extent set forth in Section 2.5(a)(II) and (III) and Section 2.13).

2.2 Nature of Lenders’ Obligations with Respect to Loans.  Each Lender shall be obligated to participate in each request for Loans pursuant to Section 2.4 in accordance with its Commitment Percentage.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrowers to any other party hereunder, nor shall any other party be liable for the failure of any Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make any Loans on or after the Conversion Date.

2.3 Notes. The Loans made by each Lender shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a “Note”), payable to the order of such Lender and in a principal amount equal to the amount of the initial Commitment of such Lender.  Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type or from a Revolver Loan to a Term Loan, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided, that the failure of any Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under such Note.  Each Note shall (a) be dated the Closing Date, (b) be stated to mature on the Maturity Date and (c) provide for the payment of interest in accordance with Sections 2.9 and 2.10.

2.4 Procedure for Loans.

(a) Except as otherwise provided herein, the Borrowers may, from time to time prior to the Conversion Date, request the Lenders to make Revolver Loans by delivering to the Administrative Agent, not later than 11:00 a.m., Philadelphia time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of a Loan to which the LIBOR Rate applies and (ii) the Business Day of the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate applies, of a duly completed Notice of Borrowing or a request by telephone immediately confirmed in writing, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Notice of Borrowing shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolver Loans comprising each Tranche, the amount of which shall be in integral multiples of $100,000 and not less than $500,000 or, if less, the maximum amount available under the Commitments; (iii) whether the LIBOR Rate or Base Rate shall apply to the proposed Loans comprising the applicable Tranche; and (iv) in the case of a Tranche to which the LIBOR Rate applies, the Interest Period for the proposed Loans comprising such Tranche.  Notwithstanding anything to the contrary herein, from and after January 1, 2013 (i) Revolver Loans may only be borrowed on the first Business Day of each month and (ii) subject to Section 2.5(a)(II) and (III) and Section 2.13, all Revolver Loans shall be LIBOR Loans with an Interest Period of one month and (iii) as required above, any Notice of Borrowing must be delivered to the Administrative Agent no later than 11:00 a.m., Philadelphia time, three Business Days prior to the proposed Borrowing Date.

(b) The Administrative Agent shall, promptly after receipt by it of a Notice of Borrowing pursuant to this Section 2.4, notify the Lenders of its receipt of such Notice of Borrowing specifying:  (i) the proposed Borrowing Date and the time and method of disbursement of the Loans requested thereby; (ii) the amount and Type of each such Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Loans as determined by the Administrative Agent in accordance with Section 2.2.   Subject to the terms and conditions hereof, each Lender shall remit the principal amount of each Loan to the Administrative Agent at the Principal Office prior to 2:00 p.m., Philadelphia time on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrowers by the Administrative Agent crediting the account of the Company on the books of the office specified in subsection 9.2 with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available in accordance with this subsection 2.4(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount.  If and to the extent that any Lender shall not have made such Lender’s pro rata portion of such borrowing available to the Administrative Agent, such Lender and the Borrowers (without prejudice to the Borrowers’ rights against such Lender) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate, provided, that, if such Lender shall not pay such amount within three (3) Business Days of such Borrowing Date, the interest rate on such overdue amount shall, at the expiration of such three (3) Business Day period, be the rate per annum applicable to Base Rate Loans.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such borrowing for purposes of this Agreement.

(c) Subject to the last sentence of Section 2.4(a) above, if in a Notice of Borrowing no election as to the Type of Loan is specified in any such notice, then the requested Loan shall be a Base Rate Loan.  If a LIBOR Loan is requested but no Interest Period with respect to such Loan is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

2.5 Conversion and Continuation Options.   (a)  The Borrowers shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 11:00 noon, Philadelphia time, one (1) Business Day prior to conversion, to convert any LIBOR Loan to a Base Rate Loan, and (ii) not later than 11:00 a.m., Philadelphia time, three (3) Business Days prior to conversion or continuation, to convert any Base Rate Loan into a LIBOR Loan or to continue any LIBOR Loan as a LIBOR Loan for any additional Interest Period, subject in each case to the following:

(I)           a LIBOR Loan may not be converted at a time other than the last day of the Interest Period applicable thereto;

(II)           any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a LIBOR Loan;

(III)           no LIBOR Loan may be continued as such and no Base Rate Loan may be converted to a LIBOR Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate;

(IV)           any portion of a LIBOR Loan that cannot be converted into or continued as a LIBOR Loan by reason of subsection 2.5(b) or 2.5(c) or as to which the Borrowers have failed to give notice of conversion or continuation automatically shall be converted to a Base Rate Loan on the last day of the Interest Period in effect for such Loan;

Each request by the Borrowers to convert or continue a Loan shall constitute a representation and warranty that no Default or Event of Default shall have occurred and be continuing.  Accrued interest on a Loan (or portion thereof) being converted shall be paid by the applicable Borrower(s) at the time of conversion.  In connection with each such conversion or continuation requested by the Borrowers, the Borrowers shall deliver to the Administrative Agent a Notice of Borrowing or shall make such request by telephone immediately confirmed in writing, it being understood that the Administrative Agent may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation.

             (b)  Notwithstanding anything to the contrary herein and so long as no Default or Event of Default shall exist, unless otherwise agreed to be the Required Lenders and the Borrowers’ Representative in writing (i) on the first Business Day in January 2013, all Loans shall automatically and without the need for any further action by any party hereto, be converted to LIBOR Loans with an Interest Period of one month, (ii) the Borrowers will be deemed to have delivered to the Administrative Agent, and the Lenders to have accepted notwithstanding Section 2.5(a) above, a notice of conversion of such Loans to LIBOR Loans three Business Days prior to the first Business Day in January 2013, (iii) the Borrowers shall, on the first Business Day in January 2013, pay to the Administrative Agent for the benefit of the Lenders any amounts owed under Section 2.18 as a result of such conversion not occurring on the last day of an Interest Period for any Tranche of LIBOR Loans and (iv) from and after January 1, 2013, subject to the provisions of Section 2.5(a)(II) and (III) and Section 2.13, all Loans shall be LIBOR Loans with a one month Interest Period, each such Interest Period to commence on the first Business Day of each month, and the Borrower shall not thereafter have the obligation or right to deliver any notices of conversion or continuation pursuant to the provisions of this Section 2.5.

2.6 Reserved.

2.7 Fees.

(a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender, on each March 31, June 30, September 30 and December 31 during the Revolver Period and on the Conversion Date, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the Commitment Fee Rate on the average daily amount of the Unused Commitments during the preceding fiscal quarter (or shorter period commencing on the date hereof or ending on the Conversion Date).  All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars.  The Commitment Fees due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the Conversion Date.  The Administrative Agent shall distribute the Commitment Fees among the Lenders pro rata in accordance with their respective Commitment Percentages.

(b) The foregoing fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, to the Lenders as provided above.  Once paid, none of the foregoing fees shall be refundable under any circumstances.

2.8 Reserved.

2.9 Interest Rates and Payment Dates.  (a)  Subject to the provisions of Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin.

             (b)  Subject to the provisions of Section 2.10, each LIBOR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBOR Rate for the Interest Period in effect for such LIBOR Loan plus the Applicable Margin.

             (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided that interest accruing on overdue amounts pursuant to Section 2.10 shall be payable on demand as provided in such Section.  The LIBOR Rate and the Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(d) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement (including this Section 2.9 and Section 2.10) shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.  At the request of the Borrowers, the Administrative Agent shall deliver to the Borrowers a statement showing the quotations used by it in determining any interest rate pursuant to subsections 2.9(a) and (b).

(e) Subject to the provisions of this Agreement (including, without limitation, Section 2.5(b)), the Borrowers may select different interest rates and different Interest Periods to apply simultaneously to Loans comprising different Tranches and may convert to or renew one or more interest rates with respect to all or any portion of Loans comprising any Tranche, provided, that there shall not be at any one time outstanding more than six (6) Tranches in the aggregate (excluding Base Rate Loans being considered, to the extent any such Loans are outstanding, one Tranche).

(f) If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

2.10 Default Interest.  Upon the occurrence of and during the continuance of an Event of Default under subsection 7.1(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder (after as well as before judgment), shall bear interest from the date of such occurrence at a rate per annum which is (a) in the case of principal of the Loans, the rate that would then be applicable thereto pursuant to Section 2.9 plus 2.0% or (b) in the case of interest or fees or other amounts, the rate which would be payable on any outstanding Base Rate Loans which were then overdue.  Upon the occurrence of and during the continuance of an Event of Default other than under subsection 7.1(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amounts payable hereunder, shall bear interest (after as well as before judgment) from the date that the Administrative Agent, at the written request of the Required Lenders, shall send notice to the Company of the application of the default rate at a rate per annum which is (a) in the case of principal of the Loans, the rate that would then be applicable thereto pursuant to Section 2.9 plus 2.0% or (b) in the case of interest or fees or other amounts, the rate which would be payable on any outstanding Base Rate Loans which were then overdue.  The Borrowers acknowledge that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk.

2.11 Pro Rata Treatment of Loans and Payments; Commitment Fees.

(a) Except as required under Section 2.13, each borrowing by the Borrowers hereunder, each payment or prepayment of principal of the Loans, each payment of interest on such Loans, each payment of Commitment Fees and each reduction of the Commitments, shall be made prorata among the Lenders in accordance with their respective Commitment Percentages.

(b) Each Lender agrees that in computing such Lender’s portion of any borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such borrowing to the next higher or lower whole Dollar amount.

2.12 Payments.

(a) The Borrowers shall make each payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder not later than 11:00 a.m., Philadelphia time, on the date when due to the Administrative Agent at its offices set forth in Section 9.2 for the ratable accounts of the Lenders in Dollars in immediately available funds.  Such payments shall be made without set-off or counterclaim of any kind.  The Administrative Agent shall promptly distribute such amounts to the applicable Lenders in immediately available funds.  The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

(b) Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder (other than payments on LIBOR Loans) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.  Whenever any payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder on a LIBOR Loan shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

2.13 LIBOR Rate Unascertainable; Illegality; Increased Costs;

(a) The Administrative Agent shall have the rights specified in subsection 2.13(c) if on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that (i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate or (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate.

(b) The Administrative Agent shall have the rights specified in subsection 2.13(c) if at any time:

(i) any Lender shall have determined that the making, maintenance or funding of any Loan to which a LIBOR Rate applies has been made unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or

(ii) the Required Lenders shall have determined that the making, maintenance or funding of any Loan to which a LIBOR Rate applies has been made impracticable by compliance by such Lenders in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), or

(iii) any Lender shall have determined that such LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iv) any Lender shall have determined that after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a LIBOR Rate applies are not available to such Lender, or to banks generally, in the interbank eurodollar market.

(c) In the case of any event specified in subsection 2.13(a) above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in subsection 2.13(b) above, such Lender(s) shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender(s), in the case of such notice given by such Lender(s), to allow the Borrowers to select, convert to or renew a LIBOR Rate shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender(s) shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender(s)’, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under subsection 2.13(a) and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate and such interest rate has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Loan to the extent permitted hereunder.  If any Lender notifies the Administrative Agent of a determination under subsection 2.13(b), the Borrowers shall, subject to the Borrowers’ indemnification obligations under subsection 2.18, as to any Loan of the Lender to which a LIBOR Rate applies, on the date specified in such notice either (i) as applicable, convert such Loan to the Base Rate or (ii) prepay such Loan in accordance with Section 2.15.  Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate upon such specified date.

2.14 Termination and Reduction of Commitments; Maturity Date.

(a) The Commitments shall be automatically terminated on the Conversion Date whereupon all Revolver Loans shall be converted to Term Loans as provided in Section 2.1(a)(ii).

(b) Upon at least five (5) Business Days’ prior irrevocable written (including facsimile) notice to the Administrative Agent, the Borrowers may at any time during the Revolver Period in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in a minimum principal amount of $2,500,000 or in a whole multiple thereof, and (ii) the Commitments may not be reduced or terminated if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Exposure at such time would exceed the Total Commitments at such time.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitment Percentages.  During the Revolver Period, the Borrowers shall pay to the Administrative Agent for the account of the Lenders on the date of each termination or reduction of the Commitments the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

(d) On the Maturity Date, all principal of and interest on the Loans shall become due and payable.

2.15 Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay Loans in whole or in part, without premium or penalty (but in any event subject to subsection 2.18), upon prior written, telecopy or telephonic notice to the Administrative Agent given, in the case of Base Rate Loans, no later than 11:00 am., Philadelphia time, one (1) Business Day before any proposed prepayment, and in the case of LIBOR Loans, no later than 11:00 a.m., Philadelphia time, three (3) Business Days before any such proposed prepayment.  In each case the notice shall specify the date, amount and currency of each such prepayment, whether the prepayment is of LIBOR Loans or Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that each such partial prepayment shall be in the principal amount of at least (i) with respect to prepayments of Base Rate Loans, $500,000 or in whole multiples of $100,000 in excess thereof, and (ii) with respect to prepayments of at the LIBOR Loans $500,000 or in whole multiples of $100,000 in excess thereof.

(b) On the date of any termination or reduction of the Commitments pursuant to Section 2.14, the Borrowers shall pay or prepay so much of the Loans as shall be necessary in order that the Total Exposure at such time would not exceed the aggregate amount of the Commitments at such time.

(c) If the Company has not acquired one hundred percent of the fee simple title to the Office Property pursuant to the purchase option in the Lease before or on the Conversion Date,  all principal of and interest on the Loans shall be due and payable on the Conversion Date.

(d) All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Base Rate Loans, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  If the Borrowers fail to specify the applicable Tranche which the Borrowers are prepaying, the prepayment shall be applied to Base Rate Loans, then to LIBOR Loans, with payments applied to LIBOR Loans being applied in order of next maturing Interest Periods.  Any prepayment hereunder shall be subject to the Borrowers’ obligation to indemnify the Lenders under Section 2.18.

(e) Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof.

(f) Prior to the Conversion Date, amounts prepaid pursuant to this Section (other than subsection (b) hereof) may be reborrowed, subject to the terms and conditions hereof.  On and after the Conversion Date, prepayments of the Loans pursuant to clause (a) above shall be applied to the Term Loans in the inverse order of maturity and may not be reborrowed.

2.16 Requirements of Law.

(a) If any Change in Law shall:

(i) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any LIBOR Loan made by it or payments by the Borrowers of principal, interest, fees or other amounts due from the Borrowers hereunder, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.17 and changes in the rate of tax on the net income or franchise taxes of such Lender or a surcharge on the net income or franchise taxes of such Lender);

(ii) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any LIBOR Loan made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender or its Lending Office of making, converting to, continuing or maintaining LIBOR Loans (or of maintaining its obligation to make any such Loan), or to reduce any amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, in any such case, the Borrowers shall as promptly as practicable pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduction suffered.  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this subsection setting out in reasonable detail the calculation thereof, submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.  If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(c) Each Lender agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrowers of any additional amount under subsections 2.16(a) or (b); provided, however, that no Lender shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

(d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital (“Costs”) shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender under paragraph (a) or (b) above with respect to Costs with respect to any period prior to the date that is three months prior to the date such Lender knew or should reasonably have been expected to be aware of (i) the circumstances giving rise to such Costs, (ii) the fact that such circumstances would in fact result in a claim for increased compensation by reason of such Costs, and (iii) the exact amount of such Costs; provided further that the foregoing limitation shall not apply to any Costs arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such three month period.

2.17 Taxes.

(a) All payments made by the Borrowers hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, including any interest, additions to tax or penalties applicable thereto (excluding, in the case of the Administrative Agent and each Lender, (i) net income taxes and franchise or gross receipts taxes imposed on the Administrative Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender (excluding a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or the other Loan Documents) and (ii) with respect to any Lender that is a “foreign financial institution” as defined in Section 1471(d)(4) of the Code and any regulations promulgated thereunder, any taxes imposed as a result of a failure by such Lender to comply with the requirements of Sections 1471 through 1474 of the Code and any regulations promulgated thereunder to establish an exemption from withholding thereunder) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called “Taxes”).  If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent and each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

(b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, under the Notes or under any other Loan Document or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, any Note or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Borrowers shall indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this subsection) paid by the Administrative Agent or any Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.  This indemnification shall be made within 30 days from the date the Administrative Agent or a Lender makes written demand therefor.

(d) Within 30 days after the date of any payment of any Taxes or Other Taxes by the Borrowers, if available, the Borrowers shall furnish to the Administrative Agent and each Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in subsections 2.17(a) through (d) shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

(f) Each Lender that is not created or organized under the laws of the United States or a state thereof agrees that it will deliver to the Borrowers and the Administrative Agent on or prior to the Closing Date in the case of each initial Lender and on or prior to the effective date of the Assignment and Assumption pursuant to which it becomes a Lender in the case of each other Lender two duly completed copies of United States Internal Revenue Service Form W-8ECI,  W-8BEN or W-8IMY, as the case may be, or successor applicable form.  Each such Lender also agrees to deliver to the Borrowers and the Administrative Agent two further copies of the said Form W-8ECI, W-8BEN or W-8IMY or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent.  Such Lender shall certify, in the case of a Form W-8ECI, W-8BEN or W-8IMY, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.  If any form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” as defined in subsection 2.17(a).  Each Lender shall deliver to the Borrowers and the Administrative Agent, with respect to Taxes imposed by any Governmental Authority other than the United States of America, similar forms, if available (or the information that would be contained in similar forms if such forms were available), to the forms which are required to be provided under this subsection with respect to Taxes of the United States of America.

(g) Notwithstanding the foregoing subsections 2.17(a) through (e), the Borrowers shall not be required to pay any additional amounts to any Lender in respect of United States withholding or backup withholding tax pursuant to such subsections if (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the requirements of subsection 2.17(f) or (ii) such Lender shall not have furnished the Company with such forms listed in subsection 2.17(f) and shall not have taken such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.

(h) If the Administrative Agent or any Lender receives a refund in respect of Taxes or Other Taxes paid by the Borrowers, which in the good faith judgment of the Administrative Agent or such Lender is allocable to such payment, it shall, if no Event of Default has occurred, promptly pay such refund to the Borrowers, net of all out-of-pocket expenses (including any taxes to which such Lender has become subject as a result of its receipt of such refund) of the Administrative Agent or such Lender incurred in obtaining such refund and without interest; provided, however, that the Borrowers agree to promptly return such refund (plus all out-of-pocket expenses including any penalties, interest or other charges imposed by the relevant governmental authority) to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or such Lender that the Administrative Agent or such Lender is required to repay such refund to such governmental authority.  Nothing contained in this Section 2.17(h) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) to the Borrowers or any other Person.

2.18 Indemnity.

(a) The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (i) default by the Borrowers in payment when due of the principal amount of or interest on any LIBOR Loan, (ii) default by the Borrowers in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement, (iv) the making of a prepayment (whether voluntary, mandatory, as a result of acceleration or otherwise) of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, (v) the assignment of any LIBOR Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.24 or (vi) the conversion of all Loans to LIBOR Loans on the first Business Day in January 2013 as provided in Section 2.5(b) to the extent that such conversion occurs other than on the last day of an Interest Period for any Tranche of LIBOR Loans, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.  A certificate as to any amounts that a Lender is entitled to receive under this Section 2.18 submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error and all such amounts shall be paid by the Borrowers promptly upon demand by such Lender.  This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(b) For the purpose of calculation of all amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumptions shall be utilized only for the calculation of amounts payable under this subsection.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.19 Reserved.

2.20 Borrowers’ Representative.   Each of the Borrowers hereby appoints the Company as its non-exclusive representative, and grants to the Company an irrevocable power of attorney to act as its attorney-in-fact, with regard to all matters relating to this Agreement and each of the other Loan Documents, including, without limitation, execution and delivery of any Notice of Borrowing, and amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith and making all elections as to interest rates and interest payment dates.  (In such capacity, the Company is herein referred to as the “Borrowers’ Representative.”)  The Administrative Agent and the Lenders shall be entitled to rely exclusively on the Borrowers’ Representative’s authority so to act in each instance without inquiry or investigation, and each of the Borrowers hereby agrees to indemnify and hold harmless the Administrative Agent and the Lenders for any losses, costs, delays, errors, claims, penalties or charges arising from or out of the Borrowers’ Representative’s actions pursuant to this Section 2.20 and the Administrative Agent’s and the Lenders’ reliance thereon and hereon.  Notice from the Borrowers’ Representative shall be deemed to be notice from all of the Borrowers and notice to the Borrowers’ Representative shall be deemed to be notice to all of the Borrowers.  Nothing in this Section 2.20 shall vitiate or be held contrary to the Borrowers’ representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents.

2.21 Reserved.

2.22 Reserved.

2.23 Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.16 or 2.17 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that nothing in this Section shall affect or delay the required performance of any of the obligations of the Borrowers or the rights of any Lender pursuant to Sections 2.16 or 2.17.

2.24 Substitution of Lenders.   Upon the receipt by the Borrowers from any Lender (an “Affected Lender”) of a notice under Section 2.13(b) or a claim under Section 2.16 or 2.17, or at any time that a Lender is a Defaulting Lender, the Borrowers may:  (a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender’s or Defaulting Lender’s, as the case may be, Loans and Commitment; or (b) replace such Affected Lender or Defaulting Lender, as the case may be, by designating another Lender or financial institution that is willing to acquire such Loans and assume such Commitment; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement Lender or institution shall purchase, at par, all Loans, accrued interest, accrued fees and other amounts owing to such replaced Lender on and as of the date of replacement, (iv) the Borrowers shall be liable to such replaced Lender under Section 2.18 if any LIBOR Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto and shall pay any such amounts to such Lender on the date of such replacement, (v) the replacement Lender or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrowers or replacement Lender shall be obligated to pay the registration and processing fee), (vii) the Borrowers shall pay all additional amounts (if any) required pursuant to Sections 2.16 or 2.17, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement and (viii) in the case of any such assignment resulting from a claim under Section 2.16 or 2.17, such assignment will result in a reduction in such compensation or payments thereafter.

2.25 Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) such Defaulting Lender shall no longer be entitled to receive its Commitment Percentage of Commitment Fees otherwise payable pursuant to Section 2.7 hereof, and thereafter, so long as any Lender is a Defaulting Lender, the fees payable to the non-Defaulting Lenders pursuant to Section 2.7 shall be based on their Adjusted Commitment Percentages.

(b) such Defaulting Lender, or the Commitment Percentage of such Defaulting Lender, as applicable, shall not be included in determining whether all Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise, but excluding Section 2.24) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder (ii) second to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; provided that, if an Event of Default shall have occurred and be continuing, any payments that would be made to the Borrowers may be applied by the Administrative Agent to the Obligations in such order as the Administrative Agent shall elect and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans for which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.2 are satisfied, the remaining portion of such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to any Defaulting Lender.

(d) In the event that the Administrative Agent and the Borrowers, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Percentage, subject to the provisions of Section 2.18.

SECTION 3.   REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each of the Borrowers hereby represents and warrants to the Administrative Agent and each Lender that:

3.1 Financial Condition.  The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2010 and the related consolidated statements of income and of cash flows for the period ended on such date, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the period then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guaranty Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

3.2 No Change.  Since December 31, 2010, there has been no development or event nor any prospective development or event which has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Corporate Existence; Compliance with Law.  Each of the Borrowers and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified to transact business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that its failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4 Corporate Power; Authorization; Enforceable Obligations.  Each of the Borrowers has the corporate or other power, authority, and legal right to make, deliver and perform this Agreement and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate or other action to authorize the Loans on the terms and conditions of this Agreement and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the Loans hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or any other Loan Document.  This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower.  This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers party thereto enforceable against such Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar.  The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents by the Borrowers, the Loans extended hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of any Borrower pursuant to any such Requirement of Law or Contractual Obligation.

3.6 No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.

3.7 No Default.  Neither the Company, any other Borrower nor any of its or their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

3.8 Taxes.  Each of the Borrowers has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no federal tax Lien has been filed against any of the Borrowers or any of their Subsidiaries.

3.9 Federal Regulations.  No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System.  If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U.  In addition, and without limiting the foregoing, no part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U and X.

3.10 ERISA.  (a)  Each Plan (such representations in respect of any Multiemployer Plan being made to the best knowledge of each Borrower) has complied in all material respects with the applicable provisions of ERISA and the Code.  No prohibited transaction (as defined in subsection 7.1(i)), Accumulated Funding Deficiency, Unpaid Minimum Required Contribution or Reportable Event has occurred with respect to any Single Employer Plan.  The present value of all accrued benefits under each Single Employer Plan of which any Borrower, any Subsidiary or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by such Borrower’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect.  Neither any Borrower, any Subsidiary nor any Subsidiary or Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither any Borrower nor any Subsidiary or Commonly Controlled Entity would become subject under ERISA to any liability if any Borrower, any Subsidiary or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made.  Such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent as defined in Section 4245 of ERISA.  The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.  Neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992.  Neither a Reportable Event, an Accumulated Funding Deficiency nor an Unpaid Minimum Required Contribution has occurred during the five-year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan.  No termination of a Single Employer Plan has occurred, and no Lien on assets of any of the Borrowers, any Subsidiary or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five-year period.  Each Plan intended to be qualified under Section 401(a) of the Code, as most recently amended, including amendments to any trust agreement, group annuity or insurance contract, or other governing instrument, is the subject of a favorable determination by the Internal Revenue Service with respect to its qualification under Section 401(a) of the Code, and to the knowledge of the  Borrowers, no amendment adopted after such determination negatively affects the qualification of such Plan in a manner that could reasonably be expected to have a Material Adverse Effect, which shall be determined for purposes of this subsection by treating any incremental liability to such Plan and its participants or beneficiaries resulting from such an amendment as if payable by the Borrowers.

(b) With respect to each Foreign Pension Plan, (i) no Foreign Benefit Event has occurred, no liability (whether or not such liability is being litigated ) has been asserted against any Borrower, any Subsidiary or any Commonly Controlled Entity by the applicable Governmental Authority or other Person in an aggregate amount that could reasonably be expected to have a Material Adverse Effect, (ii) no Lien has attached on any of the Borrower’s, any Subsidiary’s or any Commonly Controlled Entity’s property as a result of failure to comply with any Law or as a result of the termination of any Foreign Pension Plan, and (iii) neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has an unfulfilled obligation to contribute to any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.

3.11 Investment Company Act.  None of the Borrowers is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.12 Security Interests and Mortgage Liens.  (a)  At all times after execution and delivery of the Security Agreement by the Borrower or Borrowers party thereto and completion of the filings and recordings (to the extent not already filed and recorded prior to the Closing Date) in the jurisdictions listed on Schedule 3.12, the security interests created for the benefit of the Administrative Agent and the Lenders pursuant to the Security Agreement will constitute valid, perfected security interests in the Collateral subject thereto, subject to no other Liens whatsoever, except Permitted Liens.

    (b) At all times after execution and delivery of the Mortgage by the Company and completion of the filings and recordings in the location listed in the Mortgage, the security interests and mortgage liens created for the benefit of the Administrative Agent and the Lenders pursuant to the Mortgage will constitute valid, perfected security interests and mortgage liens in the Collateral subject thereto, subject to no other Liens whatsoever, except Permitted Liens.

3.13 Environmental Matters.  Except to the extent that all of the following could not reasonably be expected to have a Material Adverse Effect:

(a). The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute or constituted a violation of, or reasonably could give rise to liability under Environmental Laws.

(b) The Properties and all operations and facilities at the Properties are in compliance, and have in the last five years been in compliance with all Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Subsidiary thereof which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.  None of the Borrowers nor any of their Subsidiaries have assumed any liability of any Person under Environmental Laws.

(c) Neither the Company nor any other Borrower nor any of their Subsidiaries has received or is aware of any claim, notice of violation, alleged violation, non-compliance, investigation or advisory action or potential liability regarding environmental matters or compliance of Environmental Law with regard to the Properties which has not been satisfactorily resolved by the Company or such other Borrower or Subsidiary, nor is the Company nor any other Borrower or Subsidiary aware or have reason to believe that any such action is being contemplated, considered or threatened.

(d) Materials of Environmental Concern have not been generated, treated, stored, transported, disposed of, at, on, from or under any of the Properties by any of the Borrowers nor any of their Subsidiaries, nor have any Materials of Environmental Concern been transferred by any of the Borrowers or any of their Subsidiaries from the Properties to any other location except in either case in the ordinary course of business of the Borrowers or any Subsidiary thereof in compliance with all Environmental Laws and such that it could not reasonably be expected to give rise to liability under any applicable Environmental Law.

(e) There are no governmental, administrative actions or judicial proceedings pending or, to the best knowledge of each Borrower and its Subsidiaries after reasonable inquiry, contemplated or threatened under any Environmental Laws to which the Company or any Subsidiary is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

(f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operation of the Company or any of its Subsidiaries in connection with the Properties or otherwise in connection with the business operated by the Company or any of its Subsidiaries in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under any Environmental Law.

3.14 No Material Misstatements.  No financial statement, exhibit or schedule furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, any Note or any other Loan Document contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Lenders with respect to the performance of one or more Borrowers of its or their obligations hereunder or thereunder.

3.15 Title to Properties.  The Borrowers have good and marketable title to or valid leasehold interest in all material properties (including the Office Property), assets and other rights which they purport to own or lease or which are reflected as owned or leased on their respective books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases, except for minor defects in title that do not interfere in any material respect with their ability to conduct their businesses as presently conducted.  All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained unless the failure to be in effect or to obtain such consent would not have a Material Adverse Effect.

3.16 Intellectual Property.  Each of the Borrowers owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those as to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect.  The use of such Intellectual Property by the Borrowers and their Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

3.17 List of Subsidiaries. All of the Subsidiaries of each Borrower as of the date hereof are listed on Schedule 3.17 to this Agreement under its name.

3.18 Solvency.  Each of the Borrowers is, and after receipt and application of the initial Loans hereunder will be, solvent such that:  (a) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is greater than the total amount of its liabilities, including without limitation, Guaranty Obligations, (b) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities and commitments (including Guaranty Obligations) as they mature in the normal course of business.  Each Borrower (a) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (b) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged.

3.19 Insurance.  All insurance policies and bonds maintained by the Borrowers and their Subsidiaries or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrowers and their Subsidiaries in accordance with prudent business practice in the industry of the Borrowers and their Subsidiaries.

3.20 Anti-Terrorism Laws.

(a) General.  None of the Borrowers nor any Subsidiary or Affiliates of any of the Borrowers is in violation of any Anti-Terrorism Law nor does any Borrower engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Executive Order No. 13224.  None of the Borrowers nor any of their respective Subsidiaries, Affiliates or agents acting or benefiting in any capacity in connection with the Loans made hereunder or other transactions contemplated hereby, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person owned or  controlled  by, or acting for or on behalf  of, any Person  that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) a Person with which any Lender is prohibited  from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement  website or other  replacement  official  publication of such list; or

(vi) a Person who is an Affiliate of a Person listed above.

No Borrower, nor to the knowledge any Borrower, any of its Subsidiaries, Affiliates or agents acting in any capacity in connection with the Loans made or the Letters of Credit issued hereunder or other transactions contemplated hereby (i) conducts any business with, or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property  blocked  pursuant to Executive Order No. 13224.

         3.21 Lease.  The Borrowers have delivered to the Administrative Agent a true and correct copy of the Lease.  Each of the Borrowers party to the Lease has the corporate or other power, authority and legal right to make, deliver and perform the Lease and has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Lease.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the execution, delivery, performance, validity or enforceability of the Lease.  The Lease has been duly executed and delivered on behalf of each Borrower party thereto.  The Lease constitutes a legal, valid and binding obligation of each Borrower party thereto enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The Lease remains in full force and effect as of the date hereof and prior to the date hereof, the Company validly exercised the purchase option under Section 43 of the Lease and, as of the date hereof, such purchase option has not been rescinded.

SECTION 4.   CONDITIONS PRECEDENT

4.1 Conditions to Closing.  This Agreement shall become effective upon the satisfaction of each of the following conditions precedent:

            (a) Credit Agreement and Notes.  The Administrative Agent shall have received (i) this Agreement, (A) executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender and (B) executed and delivered by a duly authorized officer of each Lender, and (ii) for the account of each Lender, a Note conforming to the requirements hereof and executed by a duly authorized officer of each Borrower.

                 (b) Other Loan Documents; Security.  (i)  The Administrative Agent shall have received the Security Agreement executed and delivered by a duly authorized officer of each party thereto.  Any UCC financing statements required to be filed in order to create, in favor of the Administrative Agent for the benefit of the Lenders a perfected, first priority Lien (subject only to Permitted Liens), shall have been filed and/or properly prepared for filing in each office in each jurisdiction in which such UCC financing statements are required to be filed to perfect such security interests created by the Security Agreement, or the Administrative Agent shall be satisfied that all such filings have been or will be completed promptly following the Closing Date and that all necessary filing fees and all taxes and expenses related to such filings have been or will be paid in full by the Borrowers.

(ii) The Administrative Agent shall have received, and found satisfactory, all environmental-related information requested of the Borrowers with respect to the Office Property, including without limitation a Phase I environmental assessment of the Office Property.

(c) Corporate and other Documents.  (i)  The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each Borrower certifying the resolutions of the board of directors (or other appropriate management committee) of such Person and, to the extent required under applicable Law or the organizational documents of any Borrower the shareholders of each Borrower (or other appropriate governing body) and true and correct copies of the organizational and other constitutional documents of such Person certified where applicable by the appropriate Governmental Authority and the signatures and incumbency of the officers of such Person authorized to sign the Loan Documents to which it is a party, and such certificates and attachments thereto shall be in form and substance satisfactory to the Administrative Agent.  The documents and certifications of the Secretary or an Assistant Secretary contemplated in this subsection may be included within the certificate contemplated by subsection 4.1(g) below.

(ii) The Administrative Agent shall have received a true and correct copy of the Lease, certified by an officer of the Company.

(d) Fees and Expenses.  The Administrative Agent shall have received (i) a closing fee in the amount of  $250,000 and (ii) all other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Ballard Spahr LLP, counsel to the Administrative Agent in connection with the transactions contemplated by the Loan Documents.

(e) Legal Opinion.  The Administrative Agent shall have received the executed legal opinion or opinions of counsel to the Borrowers, substantially in the form of Exhibit E.

(f) Certificates of Formation; Good Standing.  The Administrative Agent shall have received (a) a Certificate of Formation and (b) certificates of good standing, subsistence and/or status or the like dated a recent date.

(g) No Material Adverse Effect; Closing Certificate.  No Material Adverse Effect shall have occurred since the date of the most recent audited financial statements delivered to the Administrative Agent.  The Administrative Agent shall have received a certificate from the Borrowers, dated as of the Closing Date, and executed by a Responsible Officer of such parties stating that, as of the Closing Date and after giving effect to the initial Loans made on such date (i) all of the representations and warranties made by the Borrowers herein and in the other Loan Documents are true and correct in all material respects (except that any such representation and warranty that is given as of a particular date or period and relates solely to such date or period is true and correct in all material respects as of such date or period), (ii) no Default or Event of Default exists and (iii) no Material Adverse Effect has occurred since December 31, 2010.

(h) Governmental Approvals.  The Administrative Agent shall have received evidence that any necessary authorizations for the consummation of the transactions contemplated hereby have been obtained.

(i) Insurance.  The Administrative Agent shall have received certificates of insurance with respect to the Borrowers’ fire, casualty, liability and other insurance.

(j) Additional Matters.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

4.2 Conditions to Each Loan.  The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Revolver Loans) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties.  Each of the representations and warranties made by each Borrower herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b) No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

(c) No Contravention of Law.  The making of the Loans shall not contravene any Requirement of Law.

(d) Construction Limit.   After giving effect to such Loan, the aggregate amount of outstanding Revolver Loans used by the Borrowers to construct improvements, or pay for improvements, to the Office Property, or to acquire tangible property to be used at or in connection with the Office Property, shall not exceed the Construction Limit, it being understood and agreed that the Construction Limit does not apply to Revolver Loans to purchase the Office Property pursuant to the purchase option in the Lease.

Each request by the Borrowers for a Loan hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.

SECTION 5.   AFFIRMATIVE COVENANTS

Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, such Borrower shall:

5.1 Financial Statements.  Furnish to each Lender:

(a) as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Company (or such shorter period as required by clause (ii) below), a copy of the annual audit report for such year for the Company and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes thereon as shall be approved by the Company’s independent certified public accountants, such financial statements to be certified by PriceWaterhouseCoopers LLP or other nationally recognized independent certified public accountants selected by the Company, without a “going concern” or like qualification or exception or qualification arising out of the scope of the audit (it being understood and agreed that (i) delivery of the Company’s report on Form 10-K as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection and (ii) in no event shall the Company deliver to the Lenders any such report later than five days after the date such report is required to be filed with the Securities and Exchange Commission under the then current rules of the Securities and Exchange Commission); and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of the Company (or such shorter period as required by clause (ii) below), unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in cash flows of the Company and its consolidated Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Company stating that the financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date and for the periods covered thereby (subject to normal year-end audit adjustments) (it being understood and agreed that (i) delivery of the Company’s report on Form 10-Q as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection and (ii) in no event shall the Company deliver to the Lenders any such financial statements later than five days after the date such financial statements are required to be filed with the Securities and Exchange Commission under the then current rules of the Securities and Exchange Commission).

The Administrative Agent and each Lender is authorized to show or deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company and its Subsidiaries which may be furnished to any Lender or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over such Lender.

5.2 Certificates; Other Information.  Furnish to each Lender:

(a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the Company’s independent certified public accountants reporting on such financial statements stating that in making the examination necessary for certifying such financial statements no knowledge was obtained of any Default or Event of Default, except as specifically indicated;

(b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer of the Company (each a “Compliance Certificate”) showing in detail the calculations demonstrating compliance with the financial covenants set forth in Section 6.1, together with a certificate of a Responsible Officer of the Company stating that, to the best of his or her knowledge, each of the Borrowers during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents to which it is a party and that such officer has obtained no knowledge of any Default or Event of Default except as specifically indicated; if the Compliance Certificate shall indicate that such officer has obtained knowledge of a Default or Event of Default, such Compliance Certificate shall state what efforts the Borrowers are making to cure such Default or Event of Default;

(c) concurrently with the delivery of the annual or quarterly financial statements referred to in subsections 5.1(a) and 5.1(b), sufficient financial information to permit the Lenders to calculate Adjusted EBITDA and Modified EBITDA;

(d) upon the request of the Administrative Agent, which request shall be at the direction of the Required Lenders, promptly upon their becoming available to a Borrower, any reports, including management letters, submitted to a Borrower by its independent accountants in connection with any annual, interim or special audit;

(e) promptly following the execution thereof, a copy of any acquisition agreement executed by a Borrower or Subsidiary thereof in respect of a proposed acquisition for which the proposed aggregate consideration paid (including payments under any non-compete arrangements and assumption of debt) is $40,000,000 or more;

(f) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request; and

(g) Promptly, copies of any material notices to or from the landlord or the Borrowers under or in connection with the Lease, including any notices of default sent thereunder.

5.3 Payment of Obligations.  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including but not limited to all taxes, assessments and governmental charges and levies upon them or upon any of their respective income, profits or property prior to the date on which penalties attach thereto), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

5.4 Maintenance of Existence.  Except as otherwise permitted in Section 6.3, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not in the aggregate reasonably be expected to have a Material Adverse Effect.

5.5 Maintenance of Insurance; Property.

(a) Insure its properties and assets (including without limitation, the tangible Collateral) against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker’s compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self insurance to the extent customary, and pay all premiums on the policies for such insurance when and as they become due and do all other things necessary to maintain such policies in full force and effect. The Borrowers shall, upon request by the Administrative Agent or the Required Lenders, furnish or cause to be furnished to the Administrative Agent full information as to the insurance carried.  The Administrative Agent shall be named as lender loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that (a) if such insurance be proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify the Administrative Agent and such cancellation or change shall not be effective as to the Administrative Agent for thirty (30) days after receipt by the Administrative Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy, (b) such policies shall provide that no act or default of the Borrowers or any of their Subsidiaries or any other Person shall affect the rights of the Administrative Agent or the Lenders under such policy or policies, (c) the Administrative Agent and the Lenders will have the right at their election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default (the Administrative Agent agreeing with the Borrowers that it shall only exercise such right upon at least three (3) Business Days’ notice to the Borrowers’ Representative, unless an Event of Default has occurred and is continuing); and (d) loss payments in each instance will be payable to the Administrative Agent as secured party, or otherwise as its or the Lenders’ interests may appear.  The Administrative Agent, its officers, employees and authorized agents, are hereby irrevocably appointed attorneys-in-fact of the Borrowers effective at any time that an Event of Default has occurred and is continuing to endorse any draft or check which may be payable to a Borrower, in order to collect the proceeds of such insurance covering the collateral and distribute the same as the Required Lenders may determine; provided that, if at the time of receipt of any such proceeds no Event of Default has occurred and is continuing, such proceeds shall be paid to the Borrowers to pay the costs of repairing, restoring or replacing the assets lost, damaged or destroyed, if applicable, or otherwise used in the business of the Borrowers.

(b) Maintain in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and, from time to time, each of the Company and its Subsidiaries will make or cause to be made all appropriate repairs, renewals or replacements thereof, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

5.6 Inspection of Property; Books and Records; Discussions.  Keep proper books of records and account in conformity with GAAP and all Requirements of Law; and upon reasonable notice permit representatives of any Lender to visit and inspect any of its properties, including without limitation, the Collateral, and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with their independent certified public accountants.

5.7 Notices.  Promptly give notice to the Administrative Agent and each Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Borrower or any Subsidiary thereof or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary thereof and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Borrower or any Subsidiary thereof which, if adversely determined, could have a Material Adverse Effect, as reasonably determined by the Company’s corporate counsel; and

(d) an event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers and their Subsidiaries propose to take with respect thereto.

5.8 Environmental Laws.
(a) Comply with, and require compliance by all tenants and all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect;

(b) Comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect; and

(c) Defend, indemnify and hold harmless each of the Administrative Agent and the Lenders, and their respective employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of or noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto which in each case relate to or arise in connection with any Borrower or any of their Subsidiaries, any Property or any activities relating to any other property or business of a Borrower or its Subsidiaries or the enforcement of any rights provided herein or in the other Loan Documents, including, without limitation, attorneys’ and consultants’ fees, response costs, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any of the foregoing enumerated parties.  This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Notes.

5.9 Notice and Joinder of New Subsidiaries.  Notify the Administrative Agent as soon as practicable of its ownership of any Subsidiary that is not a Borrower (other than a Foreign Subsidiary) in which the aggregate amount of loans and investments made by the Borrowers in such Subsidiary, or the assets of which, exceeds $5,000,000 (a “New Material Domestic Subsidiary”), and cause such New Material Domestic Subsidiary to execute and deliver to the Administrative Agent within sixty (60) days after the date such New Material Domestic Subsidiary is acquired or otherwise exceeds the $5,000,000 threshold set forth above, a Joinder and Assumption Agreement pursuant to which it shall, among other things, become a Borrower hereunder; provided that a Securitization Subsidiary shall not be required to execute and deliver a Joinder and Assumption Agreement.

5.10 Use of Proceeds.  Use the proceeds of the Loans solely to (i) construct improvements, or pay for improvements, to the Office Property, (ii) pay capitalized fees and expenses incurred in connection with such construction,  (iii) acquire tangible property to be used at or in connection with the Office Property and (iv) to purchase the Office Property pursuant to the Lease.  The Borrowers shall not use the proceeds of the Loans for working capital or other general corporate purposes.

5.11 Subsequent Credit Terms.  Notify the Administrative Agent in writing prior to entering into any new credit arrangement or any amendment or modification of any existing credit arrangement, in each case providing debt financing of $5,000,000 or more, pursuant to which any of the Borrowers agrees to (a) financial covenants, (b) other than with respect to Capital Leases or purchase money financing, limitations on liens or (c) limitations on incurring debt, which in any such case are less favorable in any material respect to any of the Borrowers than those contained in this Agreement (any such less favorable provisions, the “New Provisions”).  Effective upon any Borrower’s entry into any such agreement, amendment or modification, this Agreement, at the option of the Required Lenders in their sole discretion, shall be and shall be deemed to be immediately amended to add the New Provisions (until such agreement is terminated and all amounts owing thereunder are repaid, at which point the New Provisions shall no longer be effective); provided, however, that the foregoing shall not be applicable to or be deemed to affect any provision of this Agreement if any such agreement, amendment or modification is more favorable to such Borrower.  Each of the Borrowers hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as the Administrative Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 5.11.

5.12 [Intentionally Omitted].

5.13 Anti-Terrorism Laws.  The Borrowers and their respective Subsidiaries, Affiliates and agents shall not (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making of or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act.  The Borrowers shall deliver to the Lenders any certification or other evidence reasonably requested from time to time by any Lender, confirming the Borrowers’ compliance with this Section 5.13.

5.14 Books and Records.  Maintain books and records of account in accordance with GAAP.

5.15 ERISA.  Furnish to the Administrative Agent (a) promptly and in any event within 30 days after it has knowledge that any Borrower, any Subsidiary or any Commonly Controlled Entity has incurred Withdrawal Liability, or that any Multiemployer Plan is in Reorganization or that any Reportable Event or Foreign Benefit Event has occurred with respect to any Plan or Foreign Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or to appoint a trustee to administer any Plan, a statement setting forth the amount of such Withdrawal Liability, the details of the Reorganization, Reportable Event, Foreign Benefit Event or termination or appointment proceedings and the action which it (or the Multiemployer Plan sponsor or Plan sponsor if other than a Borrower) proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability or Reorganization given to any Borrower, any Subsidiary or Commonly Controlled Entity and a copy of the notice of such Reportable Event given to PBGC or a copy of the notice of such Foreign Benefit Event, in each case, if a copy of such notice is reasonably available to a Borrower, any of its Subsidiaries or Commonly Controlled Entity, (b) promptly after receipt thereof, a copy of any notice (i) any Borrower, any Subsidiary or any Commonly Controlled Entity or the sponsor of any Plan receives from PBGC, the Internal Revenue Service or the Department of Labor which sets forth or proposes any negative action or determination with respect to such Plan and (ii) any Borrower, any Subsidiary or any Commonly Controlled Entity or the sponsor of any Foreign Pension Plan receives from any Government Authority regulating such Foreign Pension Plan which sets forth or proposes any action or determination with respect to such Foreign Pension Plan, (c) promptly, and in any event within fifteen (15) days after receipt thereof, a copy of any Adjusted Funding Target Attainment Percentage certification by a Plan actuary if such certification reflects an Adjusted Funding Target Attainment Percentage of less than 80%, and (d) promptly and in any event within fifteen (15) days of the date on which such certification should have been received, a notice of the failure to receive an actuarial certification of the Adjusted Funding Target Attainment Percentage.  The Borrowers will promptly notify the Administrative Agent of any excise taxes in excess of $5,000,000 in the aggregate which have been assessed against any Borrower, any Subsidiary or any Commonly Controlled Entity by (x) the Internal Revenue Service with respect to any Plan or Multiemployer Plan or (y) the applicable Government Authority regulating any Foreign Pension Plan.  Within the time required for notice to the PBGC under Section 303(k)(4) of ERISA or 430(k)(4)(A) of the Code, the Borrowers will notify the Administrative Agent of any Lien of which any Borrower has knowledge arising under Section 303(k) of ERISA or 430(k) of the Code in favor of any Plan.  The Borrowers will promptly notify the Administrative Agent of the following events, and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) a failure to make any required contribution in excess of $5,000,000 in the aggregate to any Plan or Foreign Pension Plan, any Lien in favor of PBGC, a Plan or a Foreign Pension Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) an assessment of liability under the Coal Industry Retiree Health Benefit Act of 1992.

         5.16 Office Property.  On or before the Conversion Date, the Company shall acquire one hundred percent of the fee simple title to the Office Property pursuant to the purchase option in the Lease.  Simultaneously with acquiring fee simple title to the Office Property, the Company shall execute and deliver to the Administrative Agent the Mortgage duly executed and delivered by such Borrower(s) and in recordable form covering the Office Property pursuant to which the Administrative Agent shall have a perfected first priority mortgage Lien on the Office Property (subject only to Permitted Liens that are referred to in the Schedule to the Mortgage and/or the title policy referred to below) for the benefit of the Lenders.  In connection therewith, the Borrowers shall deliver to the Administrative Agent on or before the date specified above the following:

             (a) a flood insurance policy in the amount reasonably required by the Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable Law and the Flood Disaster Protection Act of 1973, or evidence satisfactory to the Administrative Agent that the Office Property is not located in a flood hazard area;

             (b) an update to the Phase I environmental assessment referred to in Section 4.1(b) addressed to the Administrative Agent (or subject to a reliance letter satisfactory to the Administrative Agent), made within one hundred and eighty (180) days prior to the date that the Company acquired fee simple title to the Office Property, in form and substance reasonably acceptable to the Administrative Agent;

             (c) a fully paid mortgagee title insurance policy for the Office Property (or a binding commitment to issue a title insurance policy, marked to the Administrative Agent’s satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), on ALTA Form 2006 Form (or such other form as shall be reasonably acceptable to the Administrative Agent), issued by a title insurance company reasonably acceptable to the Administrative Agent, together with such endorsements requested by the Administrative Agent, in an amount equal to not less than the Total Exposure of the Lenders on the Conversion Date, insuring the Mortgage as a valid first priority Lien on the Office Property and all appurtenant easements, with no exceptions which the Administrative Agent shall not have approved in the exercise of its reasonable discretion; and

             (d) such other documents as the Administrative Agent shall reasonably request, including an opinion of counsel in a form reasonably acceptable to the Administrative Agent.

        5.17 Reliance Letter.  The Borrowers shall use commercially reasonable efforts to deliver to the Administrative Agent within thirty (30) days of the Closing Date a reliance letter addressed to the Administrative Agent for the benefit of all the Lenders in form and substance reasonably acceptable to the Administrative Agent regarding the Phase I environmental assessment of the Office Property delivered to the Administrative Agent on the Closing Date.

SECTION 6.   NEGATIVE COVENANTS

Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, or any other amount is owing to any Lender or Administrative Agent hereunder, such Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

6.1 Financial Condition Covenants.

(a) Total Leverage Ratio.   As of the last day of any fiscal quarter of the Company, permit the Total Leverage Ratio to be greater than 3.50 to 1.0.

(b) Interest Coverage Ratio.  As of the last day of any fiscal quarter of the Company, permit the Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on such date to be less than 2.50 to 1.

(c) Priority Debt.  Permit at any time Priority Debt to exceed 25% of Consolidated Capitalization.

6.2 Limitation on Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

6.3 Limitations on Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:

(a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any Borrower (provided that (i) such Borrower shall be the continuing or surviving corporation or such surviving or continuing corporation becomes a Borrower hereunder and (ii) no Borrower may merge into a Foreign Subsidiary unless such Borrower shall be the continuing or surviving corporation); and

(b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) (i) to a Borrower, (ii) to any Subsidiary (other than a Foreign Subsidiary) not required under Section 5.9 to be a Borrower hereunder both immediately before and after such transaction, or (iii) as permitted by Section 6.4 of this Agreement; and

(c) subject to the terms of Section 5.9 hereof, any Subsidiary of the Company that is not a Borrower may be merged or consolidated with any other Subsidiary of the Company which is not a Borrower;

provided, that immediately after any such transaction referred to in paragraphs (a), (b) and (c) above and after giving effect thereto, each of the Borrowers is in compliance with this Agreement and no Default or Event of Default shall have occurred and be continuing or result from such transaction.

6.4 Limitation on Sale of Assets.  Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests and Capital Stock or equity interests in any Subsidiary that is or is required to be a Borrower hereunder), whether now owned or hereafter acquired, except:

(a) any sale, transfer or lease of assets in the ordinary course of business, which assets are no longer necessary or required in the conduct of the Borrowers’ or their Subsidiaries’ business;

(b) transactions involving the sale or lease of inventory in the ordinary course of business;

(c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection in the ordinary course of business of such accounts receivable;

(d) as permitted by Section 6.3;

(e) in addition to the above subsections 6.4(a) through 6.4(d), conveyances, sales, leases, assignments, transfers or other dispositions of assets of the Borrowers or any Subsidiary thereof; provided, that the aggregate amount of such conveyances, sales, leases, assignments, transfers and other dispositions, determined in accordance with GAAP, in any fiscal year of the Company does not exceed ten percent (10%) of the Company’s consolidated total assets as of the beginning of such fiscal year, and provided, further, that such conveyances, sales, leases, assignments, transfers or other dispositions are for consideration which the officers or Board of Directors of the applicable Borrower or Subsidiary deems to be fair and reasonable; and

(f) in connection with a Permitted Securitization Facility.

Notwithstanding the foregoing, the Company may not convey, sell, lease, assign, transfer or otherwise dispose of the Office Property to any Person; provided, however, that the Company shall have the right to transfer the entire Office Property to another Borrower (a “Permitted Transferee”), upon the following terms and conditions:  (I) no Event of Default then exists nor will an Event of Default occur as a result of such transfer and the Administrative Agent shall continue to have a first priority Lien on the Office Property after such transfer occurs (subject only to Permitted Liens that are referred to in the Schedule to the Mortgage and/or the title policy referred to in Section 5.16); (II) the Company shall have delivered written notice to Agent of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close (or such shorter period as shall be agreed to by the Administrative Agent in its sole discretion) and, concurrently therewith, all such information concerning the Permitted Transferee as the Administrative Agent shall reasonably require; (III) the Company shall have paid to the Administrative Agent, concurrently with the closing of such prospective transfer, all out-of-pocket costs and expenses, including reasonable attorneys’ fees and recording and title fees and costs, incurred by the Administrative Agent in connection therewith; (IV) the Permitted Transferee shall assume all of the obligations and liabilities as the “Mortgagor” under the Mortgage as and when the same are due and, prior to or concurrently with the closing of such transfer, such Permitted Transferee shall execute, without any cost or expense to the Administrative Agent, such documents and agreements as the Administrative Agent shall reasonably require to evidence and effectuate such assumption (including, but not limited to, any amendment to the Mortgage to memorialize such transfer); (V) the Company and the Permitted Transferee, without any cost to Agent, shall furnish any information requested by the Administrative Agent for the preparation of, and shall authorize the Administrative Agent to file, any new financing statements and financing statement amendments and other documents requested by the Administrative Agent, and shall execute any additional documents reasonably requested by the Administrative Agent; (VI) the Company shall have delivered to the Administrative Agent, without any cost or expense to Agent, such endorsements to the Administrative Agent’s title insurance policy insuring that fee simple title to the Property is vested in the Permitted Transferee and such other title endorsements as the Administrative Agent may deem reasonably necessary or desirable as a result of such transfer, all in form and substance satisfactory to the Administrative Agent; and (VII) the Permitted Transferee shall have furnished to the Administrative Agent all appropriate documents evidencing Transferee’s organization and good standing, and the qualification of the signers to execute any documents required by the Administrative Agent in connection with the assumption of the Mortgage; and (VIII) the Permitted Transferee shall furnish to the Administrative Agent an opinion of counsel satisfactory to the Administrative Agent in its reasonable judgment with respect to such matters as the Administrative Agent may reasonably request regarding the Permitted Transferee and the assumption of the Mortgage.

6.5 Limitation on Distributions and Investments.  At any time make (or incur any liability to make) or pay any Distribution (whether in cash or property or obligations of a Borrower or any Subsidiary thereof) in respect of the Borrowers or any Subsidiary thereof (other than a Distribution payable to the Company or from a Subsidiary to another Subsidiary), unless as of the declaration date after giving effect to the declaring, paying or making of any such Distribution, (a) no Default or Event of Default shall have occurred and be continuing or would exist on a pro forma basis (i.e., after giving effect to such Distribution as if such Distribution and any Indebtedness borrowed in connection therewith had been made on the last day of the immediately preceding fiscal quarter for which financial statements have been delivered to the Lenders), and (b) the Total Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Lenders shall not exceed 3.25 to 1.00 on a pro forma basis (i.e., using as (i) the numerator for such calculation Total Debt on the date of and after giving effect to such Distribution and any Indebtedness borrowed in connection therewith and (ii) the denominator Modified EBITDA for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under subsection 5.1(a) or (b)).

6.6 Transactions with Affiliates.  Except as expressly permitted in this Agreement or between the Company and any Subsidiary or between Subsidiaries, directly or indirectly enter into any transaction or arrangement whatsoever (including without limitation any purchase, sale, lease or exchange of property or the rendering of any service) or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s and its Subsidiaries’ business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

6.7 Limitation on Acquisitions. Purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial amount of the property or assets (including, without limitation, Capital Stock) of any Person except for Permitted Acquisitions.

6.8 Fiscal Year.  Permit the fiscal year of any Borrower to end on a day other than December 31.

6.9 Limitation on Conduct of Business.  Permit the general nature of the business of the Borrowers and their Subsidiaries, taken as a whole, to be substantially changed from the general nature of the businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement.

6.10 Prepayments, Redemptions and Repurchases of Subordinated Debt.  Prepay, redeem or repurchase any Subordinated Debt, unless on the date of such prepayment, redemption or repurchase (a) the Total Leverage Ratio as of the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under subsection 5.1(a) or (b) hereof is less than or equal to 3.25 to 1.00 and (b) no Default or Event of Default shall exist.

6.11 Non-Operating Subsidiary. Permit (a) either of West Pharmaceutical Services Canovanas, Inc. or West Pharmaceutical Services Vega Alta, Inc. to engage in any business of any nature or (b) the fair market value of the assets of either West Pharmaceutical Services Canovanas, Inc. or West Pharmaceutical Services Vega Alta, Inc. to exceed $50,000.

6.12 Note Purchase Agreement Guarantors.  At any time, permit any Subsidiary which, at such time, is directly or indirectly liable (as a co-obligor, guarantor or otherwise) for any Indebtedness owed under a Note Purchase Agreement or whose assets are subject to a Lien to secure obligations owed under a Note Purchase Agreement to not be a Borrower hereunder, other than West Pharmaceutical Services Canovanas, Inc., West Pharmaceutical Services Vega Alta, Inc. and any Foreign Subsidiary.

SECTION 7.   EVENTS OF DEFAULT

7.1 Events of Default.  If any of the following events shall occur and be continuing:

(a) A Borrower (i) shall fail to pay when due any principal on any Note when due, or (ii) shall fail to pay any other amount payable hereunder or thereunder (including without limitation any fees) within five (5) Business Days after the date due in accordance with the terms thereof or hereof; or

(b) Any representation or warranty made or deemed made by a Borrower herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

(c) A Borrower shall default in the observance or performance of any agreement contained in Section 6 of this Agreement; or

(d) A Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections (a) through (c) above) or any other Loan Document, and such default shall continue unremedied (if it is capable of being remedied in such period) for a period of thirty (30) days with respect to Sections 5.3, 5.4 or 5.8 of this Agreement and five (5) Business Days with respect to all other applicable provisions; or

(e) A Borrower or any Subsidiary thereof shall (i) default in the payment of any principal of or interest on or any other amount payable on any Indebtedness (other than the Notes) or in the payment of any Guaranty Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guaranty Obligation was created and the aggregate amount of such Indebtedness and/or Guaranty Obligations in respect of which such default or defaults shall have occurred is at least $10,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due and payable prior to its stated maturity or such Guaranty Obligation to become payable; or

(f) (i)  A Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, satisfied, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) a Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due; or (vi) a Borrower or any Subsidiary makes an assignment for the benefit of its creditors or a composition with its creditors; or

(g) One or more judgments or decrees shall be entered against a Borrower or any of its Subsidiaries involving in the aggregate a liability (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within 30 days from the entry thereof; or

(h) Any Change of Control shall occur; or

(i) Without limiting the covenants and representations made herein relating ERISA matters (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Unpaid Minimum Required Contribution, whether or not waived, shall exist with respect to any Plan and the Borrowers or any of their Commonly Controlled Entities fails to correct such Unpaid Minimum Required Contribution prior to the end of the correction period or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist in regard to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(j) the Company shall cease to own, directly or indirectly, one hundred percent (100%) of the legal and beneficial ownership of each other Borrower except for directors qualifying shares or pursuant to a transaction permitted under Section 6.3 or Section 6.4; or

(k) an Event of Default shall occur under the Existing Credit Agreement;

(l) Any Loan Document shall cease to be legal, valid and binding agreements enforceable against any Borrower executing the same in accordance with the terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged and thereby deprive or deny the Lenders and/or the Administrative Agent of the intended benefits thereof or they shall thereby cease substantially to have the rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

(m) A Foreign Benefit Event shall occur.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Commitments shall immediately terminate, and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents shall automatically and immediately become due and payable and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, (i) by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments, and the obligations of the Lenders to make Loans shall immediately terminate; and (ii) by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law.  The Administrative Agent may exercise all post-default rights granted to it and the Lenders under the Loan Documents and applicable Law.

SECTION 8.    THE ADMINISTRATIVE AGENT

8.1 Appointment.  Each Lender hereby irrevocably designates and appoints PNC Bank, National Association as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes PNC Bank, National Association, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Administrative Agent.  PNC Bank, National Association agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement and the other Loan Documents.

8.2 Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

8.3 Exculpatory Provisions.  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by a Borrower or any officer thereof contained in this Agreement, the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Borrowers (or any of them) to perform their obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrowers (or any of them).

8.4 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to one or more of the Borrowers), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of the Required Lenders (or such other percentage of Lenders as shall be required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

8.5 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or such other percentage of Lenders as shall be required hereunder); provided, that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Administrative Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation, if any, of the Borrowers to do so) ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.  The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

8.8 Administrative Agent in Its Individual Capacity.  Each of the Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers (or any of them) as though the Administrative Agent was not Administrative Agent hereunder.  With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

8.9 Successor Administrative Agent.  The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrowers.  If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which appointment shall be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default).  If no successor administrative agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 60 days after the retiring Administrative Agent’s giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint an interim successor administrative agent.  Any interim successor administrative agent appointed under the preceding sentence may be replaced at any time by a successor administrative agent designated by the Required Lenders and subject to the approval of the Borrowers (which approval shall not be unreasonably withheld and shall not be required if there shall then exist a Default or Event of Default).  Any such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

8.10 No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Company, any of its Subsidiaries, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Laws.

8.11 USA Patriot Act.  Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign Lender that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act.

8.12 Beneficiaries.  Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof.  In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as administrative agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers.

8.13 Release of Liens.Upon the sale or other transfer of assets in accordance with Section 6.4 (other than any real property Collateral, including the Office Property), and so long as it is not aware that any Default or Event of Default shall then exist, the Administrative Agent will take such action as may be necessary to evidence the release of the Administrative Agent’s Liens, if any, on such assets, including delivering to the Borrowers’ Representative, at the cost of the Borrower, appropriate collateral releases.

SECTION 9.    MISCELLANEOUS

9.1 Amendments and Waivers.  Neither this Agreement, any Note any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section.  With the written consent of the Required Lenders, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments (including letter amendments), supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or any other Loan Document or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note, any Loan or any installment thereof, or reduce the rate of interest (other than to waive interest at the default rate under the second sentence of Section 2.10) or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder (other than fees to the Administrative Agent, which shall require the consent of the Administrative Agent and the Borrowers to change) or extend the period for payment thereof, or change the duration or the amount of any Lender’s Commitment in each case without the consent of the Lender affected thereby, (b) amend, modify or waive any provision of this Section, or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, the Notes and the other Loan Documents, or (except as provided herein with respect to Defaulting Lenders) change a Lender’s right to receive its pro-rata distribution of payments and proceeds, or release all or substantially all of the Collateral securing the Loans, in each case without the written consent of all the Lenders or (c) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

9.2 Notices; Lending Offices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including electronic transmission, facsimile transmission or posting on a secured Web site), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission notice, when sent during normal business hours with electronic confirmation or otherwise when received, or in the case of electronic transmission, when received and in the case of posting on a secured Web site, upon receipt of (a) notice of such posting and (b) rights to access such Web site, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrowers                                                      c/o West Pharmaceutical Services, Inc.
or any of them:                                                      101 Gordon Drive
Lionville, PA 19341
Attention:  Michael A. Anderson
Facsimile:  610-594-3014

The Administrative Agent:                                 PNC Bank, National Association
1600 Market Street
Philadelphia, PA 19103
Attention:  Denise D. Killen
Facsimile:  215-585-6987

With a copy to:                                                      PNC Bank, National Association
500 First Avenue
                                                                                Mailstop: P7-PFSC-04-I
Pittsburgh, PA 15219
Attention:  Wendy Kistler
Facsimile:   412-762-8672

provided that (a) any notice, request or demand to or upon the Administrative Agent, or the Lenders pursuant to Sections 2.2, 2.4, 2.5, 2.14 and 2.15 shall not be effective until received and (b) any notice of a Default or Event of Default hereunder shall be sent by facsimile or nationally recognized overnight courier.  Schedule I lists the Lending Offices of each Lender.  Each Lender may change its Lending Office by written notice to the other parties hereto.

9.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

9.5 Payment of Expenses and Taxes.  Each of the Borrowers jointly and severally agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, this Agreement, the Notes, the other Loan Documents and any other documents executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to (or proposed amendment, supplement or modification to) this Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith, and the administration of this Agreement, the other Loan Documents and the credit facility provided herein (including in connection with the transactions referred to in Section 9.17 hereof), including without limitation, the reasonable fees and disbursements of counsel, (c) pay or reimburse the Administrative Agent and each Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents (including all such out-of-pocket expenses incurred during any actual or attempted workout, restructuring or negotiations in respect of the Loans or other Obligations), including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent and to the several Lenders, (d) to pay, indemnify, and hold each Lender, the Administrative Agent, and each of their respective Affiliates and the partners, directors, officers, employees, agents and advisors of such Persons and of such Person’s Affiliates (collectively, the “Indemnitees”) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of or in any other way arising out of or relating to, this Agreement, the Notes, the other Loan Documents or any such other documents contemplated by or referred to herein or therein or any action taken by any Lender or the Administrative Agent with respect to the foregoing including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Laws applicable to the operations of the Borrowers or their Subsidiaries (all the foregoing, collectively, the “indemnified liabilities”), provided, that the Borrowers shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such person.  To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any indemnified person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

9.6 Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of a Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.  The Borrowers may not assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Lender.

(b) Each Lender may, in accordance with applicable law, sell to any Lender or Affiliate thereof and, with the consent of the Company (except when any Event of Default exists) and the Administrative Agent  (which consents shall not be unreasonably withheld or delayed, and provided that the Company shall be deemed to have consented if it does not object in writing to the assignment within 10 Business Days after having received written notice thereof) to one or more Lenders or other financial institutions (each, a “Purchasing Lender”) all or any part of its interests, rights and obligations under this Agreement, the Notes and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) so long as no Event of Default has occurred and is continuing, such assignment shall be in an amount not less than $5,000,000 (or such lesser amount as the Administrative Agent and, so long as no Event of Default exists, the Company shall agree in their sole discretion), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent and the Company for its acceptance (to the extent required) an Assignment and Assumption, together with the Note subject to such assignment and a processing and recordation fee of $3,500; provided that no fee shall be payable with respect to any assignment by a Lender to an Affiliate thereof, and (iii) unless otherwise agreed by the Administrative Agent and, so long as no Event of Default exists, the Company in their sole discretion, such assignment shall be of all or a pro rata portion of such assigning Lender’s Commitment and the Loans thereunder (i.e. no Lender may sell a non-pro rata interest).  Upon acceptance and recording pursuant to paragraph (e) of this Section 9.6, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof (or such shorter period as the Company and the Administrative Agent may agree in their sole discretion), (A) such Purchasing Lender shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18, 5.8(c) and 9.5 (to the extent that such Lender’s entitlement to such benefits arose out of such Lender’s position as a Lender prior to the applicable assignment). To the extent that an assignment of all or any portion of a Lender’s rights and obligations pursuant to this Section 9.6 would, at the time of such assignment, result in increased costs under Section 2.16 or 2.17 compared to those being charged by the assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay the Purchasing Lender such excess increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the assignment).  Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting amounts and percentages held by the Lenders arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such assigning Lender under this Agreement, the Notes and the other Loan Documents.  Notwithstanding any provision of this Section 9.6, the consent of the Company shall not be required for any assignment which occurs at any time when an Event of Default shall have occurred and be continuing.

(c) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the Purchasing Lender thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrowers or any Subsidiary thereof or the performance or observance by the Borrowers or any Subsidiary thereof of any of its or their obligations under this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such Purchasing Lender represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such Purchasing Lender will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such Purchasing Lender appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17 to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Purchasing Lender’s exemption from United States withholding taxes with respect to all payments to be made to the Purchasing Lender under this Agreement.

(d) The Administrative Agent shall maintain at its offices a copy of each Assignment and Assumption and the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such information maintained by the Administrative Agent shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.

(e) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and a Purchasing Lender (and in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company (to the extent required above) and the Administrative Agent) together with the Note or Notes subject to such assignment and the processing and recordation fee referred to in paragraph (b) above, the Administrative Agent shall promptly (i) accept such Assignment and Assumption, (ii) record the information contained therein and (iii) give notice thereof to the Lenders.  Within five (5) Business Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrender of the original Note (A) a new Note to the order of such Purchasing Lender in an amount equal to the amount of the Commitment assumed and (B) if the assigning Lender has retained a Commitment and/or Loans, a new Note to the order of such assignor in the amount equal to the Commitment and/or Loans retained by it.  Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note shall be dated the date of the surrendered Note which it replaces and shall otherwise be in substantially the form of Exhibit A-1.  Canceled Notes shall be returned to the Company.

(f) Each Lender may without the consent of the Company or the Administrative Agent sell participations to one or more banks or other entities (each a “Participant”) in all or any portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, provided, however, that (i) such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, (iv) the Borrowers, the Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents, (v) in any proceeding under the Bankruptcy Code such Lender shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Lender, whether for its own account or for the account of any Participant, (vi) such Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Lender or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan or releases any guarantor of such Loan or releases all or substantially all of the Collateral.

(g) If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that in purchasing such participation such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.8.  The Borrowers also agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 5.8(c) and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the assigning Lender would have been entitled to receive in respect of the amount of the participation transferred by such assigning Lender to such Participant had no such transfer occurred.

(h) If any Participant of a Lender is not created or organized under the laws of the United States or any state thereof, the assigning Lender, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the other Lenders, the Administrative Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrowers or the assigning Lender with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the assigning Lender, the other Lenders, the Administrative Agent and the Borrowers) that it will deliver the tax forms and other documents required to be delivered pursuant to subsection 2.17(f) and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

(i) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder.

9.7 Disclosure of Information.  Unless otherwise consented to by the Company in writing, each of the Lenders and the Administrative Agent agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Agreement; provided that nothing herein shall prevent any Lender from disclosing any such information (a) to the Administrative Agent or any other Lender, (b) to any Participant or Purchasing Lender (or prospective Participant or Purchasing Lender,) so long as such Participant or Purchasing Lender, (or prospective Participant or Purchasing Lender) agrees to comply with the requirements of this Section 9.7, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, including any Lender or other examiners, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) which has been publicly disclosed other than in breach of this Agreement, including judicial process, (g) in connection with the exercise of any remedy hereunder or under the Notes or (h) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential).

9.8 Adjustments; Set-off.

(a) If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans owing to it, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest unless the benefited Lender is required to pay interest thereon, in which case each Lender returning funds to the benefited Lender shall pay its pro rata share of such interest.  Each of the Borrowers, jointly and severally agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender shall have the right, without prior notice to the Borrowers (or any of them), any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of one or more Borrowers.  Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

9.9 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, on behalf of the Borrowers, and each of the Lenders.

9.10 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.11 Integration.  This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.12 GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.13 Submission To Jurisdiction; Waivers.  Each of the Borrowers hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) without limiting the provisions of Section 9.5 hereof, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.14 Acknowledgments.  Each of the Borrowers hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship to the Borrowers (or any of them) and the relationship hereunder between the Administrative Agent and Lenders, on the one hand, and the Borrowers, on the other hand, is solely that of debtor and creditor; and

(c) no joint venture exists among the Lenders or the Administrative Agent or among the Borrowers (or any of them) and the Lenders or the Administrative Agent.

9.15 No Right of Contribution.  On and after the occurrence of an Event of Default hereunder, no Borrower shall seek or be entitled to any reimbursement from any other Borrower, or be subrogated to any rights of the Lenders against the Borrowers, in respect of any payments made pursuant to the Loan Documents, until all amounts owing to the Lenders hereunder and under the Notes are paid in full.

9.16 WAIVERS OF JURY TRIAL.  EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY MANDATORY COUNTERCLAIM THEREIN.

9.17 Joint and Several Liability of Borrowers.  Notwithstanding anything to the contrary in this Agreement, all obligations of the Borrowers hereunder and under the Loan Documents shall be joint and several.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	Vice President

WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	Vice President

WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	President

WEST ANALYTICAL SERVICES, LLC

By:	/s/ Donald A. McMillan
Name:	Donald A. McMillan
Title:	President

WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	Treasurer

TECH GROUP NORTH AMERICA, INC. TECH GROUP GRAND RAPIDS, INC. (MFG) TECH GROUP PUERTO RICO, INC.

By:	/s/ Michael A. Anderson
Name:	Michael A. Anderson
Title:	President and Treasurer

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Denise D. Killen
Name:	Denise D. Killen
Title:	Senior Vice President

SCHEDULE I

LENDERS AND COMMITMENT INFORMATION

Lender and Lending Office(s)	Commitment

PNC Bank, National Association	$50,000,000
1600 Market Street, 21st Floor
Philadelphia, PA 19103
Attention: Denise D. Killen
Facsimile: 215-585-6987

Total Commitments	$50,000,000

Sch. I – Pg. 1

SCHEDULE II

EXISTING LIENS

None.

SCHEDULE III

DESCRIPTION OF OFFICE PROPERTY

Description of Land

ALL THAT CERTAIN tract or parcel of land SITUATE in Uwchlan Township, Chester County, Pennsylvania, shown as Lots 19 & 40 Combined on Final Land Development Eagleview Lots 19 & 40 For The Hankin Group (Record Plan, Sheet 2 of 21), dated September 22, 2010, last revised November 17, 2010, by Chester Valley Engineers, Inc., Paoli, Pennsylvania (CVE Project No. 11960-0040), and bounded and described as follows:

BEGINNING at a corner of this and lands of Lot 18, now or late of Eagleview Ventures, L.P. (UPI #33-4-11.2) on the cul-de-sac right of way line of Regency Drive (50 feet wide); thence from the point of beginning, easterly along the southeasterly right of way line of said Regency Drive, the following six (6) courses and distances:  (1) along a curve to the left having a radius of 50.00 feet, an arc length of 113.42 feet and a chord bearing South 76 degrees 02 minutes 13 seconds East 90.62 feet to a point of reverse curvature: (2) along a curve to the right having a radius of 25.00 feet, an arc length of 21.03 feet and a chord bearing North 63 degrees 04 minutes 13 seconds East 20.41 feet to a point of reverse curvature; (3) along a curve to the left having a radius of 75.00 feet, an arc length of 10.75 feet and a chord bearing North 83 degrees 03 minutes 28 seconds East 10.74 feet to a point of tangency; (4) North 78 degrees 57 minutes 02 seconds East 20.70 feet to a point of curvature; (5) along a curve to the left having a radius of 233.50 feet, an arc length of 143.33 feet and a chord bearing North 61 degrees 21 minutes 55 seconds East 141.09 feet to a point of tangency; (6) North 43 degrees 46 minutes 47 seconds East 40.44 feet to a point of offset, the said southeasterly right of way line of Regency Drive widening to be 55 feet southeasterly from and parallel with the northwesterly right of way line thereof; thence partly along said southeasterly right of way line and partly along lands of Lot 15, now or late of E.I. DuPont De Nemours and Company, crossing over the northwesterly corner of said Lot 15 on the said widened right of way line of Regency Drive 5.41 feet distance, South 23 degrees 42 minutes 35 seconds East 343.86 feet to a point; thence along said lands of Lot 15 and along lands of Lot 13, now or late of Uwchlan Township Municipal authority South 23 degrees 05 minutes 44 seconds East 404.52 feet to a corner of lands now or late of Claremont Apartments, L.P., thence along said lands of Claremont Apartments, the following two (2) courses and distances:  (1) South 70 degrees 35 minutes 37 seconds West 391.31 feet to a point; (2) North 71 degrees 00 minutes 00 seconds West 1,105.76 feet to a point on line of lands of Lot 21 Town Center, now or late of Hankin Enterprises LTD; thence along said lands of Lot 21, the following two (2) courses and distances:  (1) North 19 degrees 00 minutes 00 seconds East 427.81 feet to a point; (2) North 39 degrees 06 minutes 07 seconds East 722.47 feet to a corner of lands of Lot 16, now or late of Citadel Federal Credit union; thence along said lands of Lot 16, South 47 degrees 50 minutes 05 seconds East 262.66 feet to a corner of lands of Lot 18, now or late of Eagleview Ventures, L.P., aforesaid; thence along said lands of Lot 18, the following three (3) courses and distances: (1) South 42 degrees 13 minutes 01 seconds West 314.50 feet to a point; (2) South 47 degrees 46 minutes 59 seconds east 290.97 feet to a point; (3) North 78 degrees 57 minutes 02 seconds East 35.25 feet to a point on the said cul-de-sac right of way line of Regency Drive, and the point and place of beginning; and CONTAINING in area 21.098 acres of land, by the same, more or less.

BEING UPI#33-4-11.3 and UPI#33-4-11.4

Description of Existing Land

Tax Parcel No. 33-4-11.4

ALL THAT CERTAIN lot of tract of ground Situate in Uwchlan Township, Chester County, PA described according to a Subdivision Plan for Lots 18, 19 and 40 Eagleview Corporate Center and made by Chester Valley Engineers, Inc., Paoli, PA dated 5/30/1997 and last revised 7/10/1997 and recorded in Chester County as Plan No. 13963 as follows to wit:

BEGINNING at a point on the Southeasterly side of Road “A” (Regency Drive), a corner of Lot No. 15; thence extending along Lot No. 15 South 23 degrees 42 minutes 35 seconds East 343.86 feet to a point; thence continuing along Lot No. 15 and also along Lot No. 13 and crossing a 30 feet wide sanitary sewer easement and a 50 feet wide drainage easement South 23 degrees 05 minutes 44 seconds East 404.52 feet to a point; a corner of lands now or late of The Hankin Group; thence extending along last mentioned lands the three following courses and distances (1) South 70 degrees 35 minutes 37 seconds West 391.31 feet to a point; and (2) North 71 degrees 00 minutes 00 seconds West crossing two 50 feet wide drainage easements 1,105.76 feet to a point; and (3) North 19 degrees 00 minutes 00 seconds East 427.81 feet to a point; a corner of Lot No. 19; thence extending along Lot No. 19 the three following courses and distances (1) South 54 degrees 59 minutes 26 seconds East crossing a 50 feet wide drainage easement and Wetlands 426.23 feet to a point (2) North 70 degrees 12 minutes 46 seconds East crossing a 30 feet wide sanitary sewer easement 376.84 feet to a point; and (3) North 21 degrees 14 minutes 30 seconds East 46.06 to a point of curve on the Southeasterly side of Road “A” (Regency Drive); thence extending along Regency Drive the five following courses and distances (1) extending along an arc of a circle curving to the left having a radius of 50.00 feet and the arc distance of 50.12 feet a point of reverse curve; (2) extending along an arc of a circle curving to the right having a radius of 25.00 feet and the arc distance of 8.79 feet to a point of tangent; (3) thence extending North 78 degrees 57 minutes 02 seconds East 36.24 feet to a point of curve; (4) thence extending along an arc of a circle curving to the left having a radius of 233.50 feet and the arc distance of 143.33 feet to a point of tangent; and (5) thence extending North 43 degrees 46 minutes 47 seconds East 40.44 feet to the point of beginning.

Description of Additional Land

Tax Parcel No. 33-4-11.3

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, situated in the Township of Uwchlan, County of Chester, Commonwealth of Pennsylvania bounded and described according to a Subdivision Plan for Lots 18, 19 and 40 Eagleview Corporate Center made by Chester Valley Engineers, Inc., dated 5/30/1997, revised 7/10/1997 and recorded 7/28/1997 as Chester County Plan No. 13963, as follows, to wit:

BEGINNING at a point on the South side of cul-de-sac at the end of Road A as shown on said Plan, said point being a corner of Lot No. 40; thence from said beginning point and along said Lot No. 40 the three following courses and distances (1) South 21 degrees 14 minutes 30 seconds West 46.06 feet to a point; (2) South 70 degrees 12 minutes 46 seconds West 376.84 feet to a point; (3) North 54 degrees 59 minutes 26 seconds West 426.23 feet to a point a corner of other lands of Eagleview Corporate Center; thence along the same North 39 degrees 06 minutes 07 seconds East 722.47 feet to a point a corner of Lot No. 16, being lands now or late of March Creek Realty, L.P.; thence along the same and along an Atlantic High Pressure Petroleum Pipeline Easement, South 47 degrees 50 minutes 05 seconds East 262.66 feet to a point a corner of Lot No. 18 of said Plan; thence along the same the three following courses and distances (1) South 42 degrees 13 minutes 01 seconds West 314.05 feet to a point; (2) South 47 degrees 46 minutes 59 seconds East 290.97 feet to a point; (3) North 78 degrees 57 minutes 02 seconds East 35.25 feet to a point of curve on said cul-de-sac of Road A; thence along the same on the arc of a circle curving to the left having a radius of 50.00 feet the arc distance of 50.37 feet to the first mentioned point and place of beginning.

SCHEDULE IV

TERM LOANS AMORTIZATION SCHEDULE

Date	Payment Amount
First Business Day of the First Month Immediately Following the Conversion Date	$155,437.30
First Business Day of Next Month	$156,138.06
First Business Day of Next Month	$156,841.98
First Business Day of Next Month	$157,549.08
First Business Day of Next Month	$158,259.37
First Business Day of Next Month	$158,972.84
First Business Day of Next Month	$159,689.56
First Business Day of Next Month	$160,409.48
First Business Day of Next Month	$161,132.67
First Business Day of Next Month	$161,859.10
First Business Day of Next Month	$162,588.82
First Business Day of Next Month	$163,321.82
First Business Day of Next Month	$164,058.14
First Business Day of Next Month	$164,797.76
First Business Day of Next Month	$165,540.73
First Business Day of Next Month	$166,287.03
First Business Day of Next Month	$167,036.72
First Business Day of Next Month	$167,789.77
First Business Day of Next Month	$168,546.23
First Business Day of Next Month	$169,306.08
First Business Day of Next Month	$170,069.38
First Business Day of Next Month	$170,836.10
First Business Day of Next Month	$171,606.30
First Business Day of Next Month	$172,379.95
First Business Day of Next Month	$173,157.09
First Business Day of Next Month	$173,937.75
First Business Day of Next Month	$174,721.91
First Business Day of Next Month	$175,509.62
First Business Day of Next Month	$176,300.88
First Business Day of Next Month	$177,095.70
First Business Day of Next Month	$177,894.10
First Business Day of Next Month	$178,696.11
First Business Day of Next Month	$179,501.74
First Business Day of Next Month	$180,310.98
First Business Day of Next Month	$181,123.89
First Business Day of Next Month	$181,940.46
First Business Day of Next Month	$182,760.70
First Business Day of Next Month	$183,584.65
First Business Day of Next Month	$184,412.31
First Business Day of Next Month	$185,243.70

Sch. IV – Pg. 1

First Business Day of Next Month	$186,078.84
First Business Day of Next Month	$186,917.75
First Business Day of Next Month	$187,760.44
First Business Day of Next Month	$188,606.92
First Business Day of Next Month	$189,457.23
First Business Day of Next Month	$190,311.36
First Business Day of Next Month	$191,169.35
First Business Day of Next Month	$192,031.20
First Business Day of Next Month	$192,896.95
First Business Day of Next Month	$193,766.58
First Business Day of Next Month	$194,640.16
First Business Day of Next Month	$195,517.65
First Business Day of Next Month	$196,399.12
First Business Day of Next Month	$197,284.54
First Business Day of Next Month	$198,173.98
First Business Day of Next Month	$199,067.40
First Business Day of Next Month	$199,964.87
First Business Day of Next Month	$200,866.38
First Business Day of Next Month	$201,771.94
Maturity Date	Remaining Principal Balance

Sch. IV – Pg. 2

SCHEDULE 3.12

FILING LOCATIONS

1.  The office of the Secretary of State of Delaware:  West Pharmaceutical Services Lakewood, Inc., West Analytical Services, LLC, West Pharmaceutical Services of Delaware, Inc. and Tech Group Grand Rapids, Inc.

2. The office of the Secretary of State of the Commonwealth of Pennsylvania: The Company.

3. The Florida Secured Transaction Registry: West Pharmaceutical Services of Florida, Inc.

4. The office of the Secretary of State of Arizona: Tech Group North America, Inc. and (MFG) Tech Group Puerto Rico, Inc.

SCHEDULE 3.17

SUBSIDIARIES OF THE COMPANY

	State/County of Incorporation	Stock Ownership

West Pharmaceutical Services, Inc.	Pennsylvania	Parent Co.
Citation Plastics Co.	New Jersey	100.0
LaModel	Israel	100.0
Medimop Medical Projects (North), Ltd.	Israel	100.0
Medimop Medical Projects Ltd.	Israel	100.0
Medimop USA, LLC	Pennsylvania	100.0
Plasmec Public Limited Company	England	100.0
PM2OL A/S	Denmark	100.0
Senetics, Inc.	Delaware	100.0
Tech Group Europe Limited	Ireland	100.0
Tech Group Grand Rapids, Inc.	Delaware	100.0
Tech Group North America, Inc.	Arizona	100.0%
(mfg) Tech Group Puerto Rico, Inc.	Arizona	100.0
W.P.S. F. Limited	England	100.0
West Analytical Laboratories LLC	Delaware	100.0
West Pharmaceutical Packaging (China) Company Ltd.	China	100.0
West Pharmaceutical Packaging India Private Limited	India	100.0
West Pharmaceutical Services Argentina S.A.	Argentina	100.0
West Pharmaceutical Services Australia Pty. Ltd.	Australia	100.0
West Pharmaceutical Services Beograd	Serbia	100.0
West Pharmaceutical Services Brasil LTDA.	Brasil	100.0
West Pharmaceutical Services Canovanas, Inc.	Delaware	100.0
West Pharmaceutical Services Colombia S.A.	Colombia	98.2	(a)
West Pharmaceutical Services Cornwall Limited	England	100.0
West Pharmaceutical Services Danmark A/S	Denmark	100.0
West Pharmaceutical Services Delaware Acquisition, Inc.	Delaware	100.0
West Pharmaceutical Services Deutschland GmbH Co KG	Germany	100.0
West Pharmaceutical Services France S.A.	France	99.9	(b)
West Pharmaceutical Services Group Limited	England	100.0
West Pharmaceutical Services Hispania S.A.	Spain	100.0
West Pharmaceutical Services Holding Danmark ApS	Denmark	100.0
West Pharmaceutical Services Holding France SAS	France	100.0
West Pharmaceutical Services Holding GmbH	Germany	100.0
West Pharmaceutical Services Italia S.r.L.	Italy	100.0
West Pharmaceutical Services Lakewood, Inc.	Delaware	100.0
West Pharmaceutical Services Lewes Limited	England	100.0
West Pharmaceutical Services Limited Danmark A/S	Denmark	100.0
West Pharmaceutical Services Normandie SAS	France	100.0
West Pharmaceutical Services of Delaware, Inc.	Delaware	100.0
West Pharmaceutical Services of Florida, Inc.	Florida	100.0
West Pharmaceutical Services Shanghai Medical Rubber Products Co., Ltd.	China	100.0
West Pharmaceutical Services Singapore (Holding) Pte. Limited	Singapore	100.0
West Pharmaceutical Services Singapore Pte. Ltd.	Singapore	100.0
West Pharmaceutical Services Vega Alta, Inc.	Delaware	100.0
West Pharmaceutical Services Venezuela C.A.	Venezuela	100.0
West Pharmaceutical Services Verwaltungs GmbH	Germany	100.0

(a) 1.55% is held in treasury by West Pharmaceutical Services Colombia S.A.
(b) In addition, .01% is owned directly by 8 individual shareholders who are officers of the Company

EXHIBIT A

FORM OF NOTE

U.S. $50,000,000
June __, 2011
                                     Philadelphia, Pennsylvania

FOR VALUE RECEIVED, WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation, and its direct and indirect subsidiaries party hereto listed on the signature page(s) hereof (collectively, the "Borrowers"), hereby unconditionally, jointly and severally, promise to pay to the order of _____________________ (the "Lender") at the office of PNC BANK, NATIONAL ASSOCIATION (the "Administrative Agent") located at 249 Fifth Avenue, Pittsburgh, PA 15222, on the Maturity Date (as defined in the Credit Agreement) in immediately available funds, in Dollars, the aggregate unpaid principal amount of all Loans.  In addition, the Borrowers shall make principal payments on this Note, to the extent required under the Credit Agreement, on the dates specified in the Credit Agreement and in the amounts determined in accordance with the provisions thereof.  The Borrowers further agree to pay interest accrued on the unpaid principal amount outstanding hereunder from time to time from the date hereof at such office at the rates and on the dates specified in the Credit Agreement, together with all other costs, fees and expenses as provided in the Credit Agreement.

The holder of this Note is authorized to endorse on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the respective date, Type, and amount of each Loan made by the Lender to the Borrowers, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement (or any error in such recordation) shall not affect the obligations of the Borrowers to make payments of principal, interest and other amounts outstanding in accordance with the terms of this Note and the Credit Agreement.

This Note is one of the Notes referred to in, evidences indebtedness incurred under, and is entitled to the benefits of, the Credit Agreement, dated as of the date hereof (said Agreement, as it may be amended, supplemented or otherwise modified from time to time, being referred to as the "Credit Agreement"), among the Borrowers, the Lender, the other banks and financial institutions parties thereto, and PNC Bank, National Association, as Administrative Agent.  The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional or mandatory prepayments of the principal hereof prior to the maturity thereof, for a higher rate of interest hereunder on amounts past due and, in certain circumstances, in the case of an Event of Default, and for the amendment or waiver of certain provisions of the Credit Agreement.

DMEAST #13642604 v3

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

[signature page follows]

DMEAST #13642604 v3

WEST PHARMACEUTICAL SERVICES, INC.

By:___________________________
Name:
Title:

WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.

By:___________________________
Name:
Title:

WEST ANALYTICAL SERVICES LLC.

By:___________________________
Name:
Title:

WEST PHARMACEUTICALS SERVICES OF DELAWARE, INC.

By:___________________________
Name:
Title:

TECH GROUP NORTH AMERICA, INC. TECH GROUP GRAND RAPIDS, INC. (MFG) TECH GROUP PUERTO RICO, INC.

By:___________________________
Name:
Title:

DMEAST #13642604 v3

Schedule 1

Loans, Conversions and Payments

Date	Type of Loan (LIBOR or Base Rate)	Amount of Loan	Amount of Principal Repaid	Amount of Base Rate Loans Converted to LIBOR Loans	Amount of LIBOR Loans Converted To Base Rate Loans	Unpaid Principal Balance of Loans	Notation Made By

DMEAST #13642604 v3

EXHIBIT B

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [______________] (the “Assignor”) and [_______________] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	______________________________

2. Assignee:	______________________________

[and is an Affiliate/Approved Fund (as defined below) of [identify Lender] 1 ]

3. Borrowers:	West Pharmaceutical Services, Inc. and its Subsidiaries party to the Credit Agreement

4. Administrative Agent:	PNC Bank, National Association, as the
administrative agent under the Credit Agreement

1 Select as applicable.

5. Credit Agreement:
 The Credit Agreement dated as of June __, 2011 among West Pharmaceutical Services, Inc., its Subsidiaries party thereto, the Lenders parties thereto and PNC Bank, National Association, as Administrative Agent.

6. Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/ Loans2	CUSIP Number
$	$	%
$	$	%
$	$	%
$	$	%

7. Approved Fund:
 As used herein, the term “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

[8. Trade Date:	______________]3

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signatures to Follow]

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2 Set forth, to at least 9 decimals, as a percentage of the Total Commitments/Loans of all Lenders thereunder.

3 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption
DMEAST #13642605 v2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[_____________________]

By:______________________________
Name:
Title:

ASSIGNEE:

[______________________]

By:______________________________
Name:
Title:

[Consented to and]4 Accepted:

PNC BANK, NATIONAL ASSOCIATION,
 as Administrative Agent

By:
Name:
Title:

[Consented to:]5

WEST PHARMACEUTICAL SERVICES, INC.,
Borrowers’ Representative:

By:
Name:
Title:

4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5 To be added where the consent of the Borrowers’ Representative is required by the terms of the Credit Agreement.

Form of Assignment and Assumption
DMEAST #13642605 v2

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements to be a Lender under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Form of Assignment and Assumption
DMEAST #13642605 v2

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania.

Form of Assignment and Assumption
DMEAST #13642605 v2

EXHIBIT C

FORM OF NOTICE OF BORROWING

TO:	PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
Telephone No.:    (215) 585-5348
Facsimile No.:               (215) 585-6987
Attention:                      Denise Killen

-and-

PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT
Telephone No.:     (412) 762-0720
Facsimile No.:                (412) 762-8672
Attention:                      Wendy Kistler

FROM:

RE:
Credit Agreement (the "Agreement"), dated as of June __, 2011 by and among West Pharmaceutical Services, Inc. and its direct and indirect subsidiaries from time to time party thereto (the "Borrowers"), the several lenders from time to time parties thereto (the "Lenders"), and PNC Bank, National Association, as Administrative Agent (in such capacity, the "Administrative Agent")

Pursuant to Section 2.4 of the Agreement, the undersigned hereby makes the following request:

1.           This request is for (choose one):

____           Revolver Loans

____           Conversion of outstanding LIBOR Loans to Base Rate

____           Conversion of outstanding Base Rate Loans to LIBOR Rate

____           Renewal of LIBOR Rate election with respect to outstanding LIBOR Loans

2.           Aggregate principal amount of Loans
comprising the new Tranche:                                           ____________________

3.    Proposed Borrowing, Conversion
 or Renewal Date:                                                                ____________________

DMEAST #13642615 v4

4.           Interest Rate applicable to the new Tranche (choose one):

____           a.           Base Rate

Amount of borrowing subject to Base Rate:  $__________

____           b.           LIBOR Rate Option for an Interest period of (choose one)1:

Amount of borrowing subject to LIBOR Rate: $____________

____           i.    1 month

____           ii.           2 months

____           iii.          3 months

____           iv.          6 months

[Repeat 1-4 for additional Loans/Tranches]

As of the date of each request for a Loan and the date of making of such Loan:  each of the representations and warranties made by each Borrower contained in Section 3 of the Agreement or under the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection with any of the foregoing, are and shall be true and correct in all material respects on and as of the date hereof and, if different, the date of such Loan; no Default or Event of Default has occurred and is continuing or shall exist after giving effect to the Loans requested hereby; and the other conditions precedent in Section 4.2 of the Agreement have been satisfied.  As of the date of each request to convert or continue a Loan, no Default or Event of Default has occurred and is continuing or shall exist after giving effect to such conversion or continuation.

Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

1          Subject to the provisions of Sections 2.1 and 2.5, which provide that on and after January 1, 2013, all Loans shall, subject to the conditions described therein, be under the LIBOR Rate Option with an Interest Period of one month.

DMEAST #13642615 v4

The undersigned certifies to the accuracy of the foregoing.

Date: June 3, 2011	WEST PHARMACEUTICAL SERVICES, INC., as Borrowers' Representative By:__________________________________
                         Name:
                         Title:

DMEAST #13642615 v4

EXHIBIT D

FORM OF
JOINDER AND ASSUMPTION AGREEMENT

Joinder and Assumption Agreement, dated as of ________________, made by [__________________] (the “Additional Borrower”), in favor of the Lenders and the Administrative Agent (as each such term is defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, West Pharmaceutical Services, Inc. (the “Company”) and its subsidiaries from time to time party thereto, the banks and other financial institutions from time to time parties thereto and PNC Bank, National Association, as Administrative Agent, are parties to a Credit Agreement, dated as of June ___, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Additional Borrower, in consideration for, among other things, the ability to borrow under the Credit Agreement, is executing and delivering this Agreement.

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Borrower, intending to be legally bound, hereby agrees as follows:

1.           Defined Terms. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

2.           Joinder. The Additional Borrower hereby agrees that effective as of the date hereof, the Additional Borrower is, and shall be, a Borrower under the Credit Agreement with all of the rights and obligations of a Borrower thereunder, and the term Borrower when used in the Credit Agreement or in any other Loan Document shall include the Additional Borrower.  As a result (i) the Additional Borrower shall be entitled to borrow under the Credit Agreement on the terms of, and subject to the conditions of, the Credit Agreement to the same extent as if it were an original signatory to that Agreement as a Borrower and (ii) the Additional Borrower shall be liable to the Administrative Agent and the Lenders for, and hereby assumes and agrees to be liable for, all of the obligations and liabilities of a Borrower under the Credit Agreement, the Notes and the other Loan Documents as applicable to the same extent as if it were an original signatory to those documents as a Borrower.  The Additional Borrower hereby agrees with the Administrative Agent and the Lenders that it shall perform, comply with and be subject to and be bound by, each of the terms, provisions and conditions of the Credit Agreement, including, without limitation, the monetary payment provisions, and each other Loan Document to which it is a party by virtue of this Agreement.  Without limiting the generality of the foregoing, the Additional Borrower hereby represents and warrants that (i) each of the representations and warranties set forth in Section 3 of the Credit Agreement is true and correct as to the Additional Borrower on and as of the date hereof as if made on and as of the date hereof by the Additional Borrower and (ii) the Additional Borrower has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any amendments, supplements or waivers thereto) as in effect on the date hereof.

The Additional Borrower hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Credit Agreement, the Notes and each of the other Loan Documents given by one or more of the Borrowers to the Administrative Agent and/or the Lenders.

The Additional Borrower also agrees to execute and deliver (or to cause to be executed and delivered) at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably requested by the Administrative Agent to effectuate the provisions and purposes of this Agreement, it being acknowledged, however, that no such documents are needed in order for the Additional Borrower to become a Borrower under the Credit Agreement and to be liable for all of the obligations and liabilities of a Borrower thereunder as if it were an original signatory thereto.

3.           Additional Representations and Warranties.  The Additional Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           There exists no Default or Event of Default under the Credit Agreement; and

(b)           The execution and delivery of this Agreement has been duly authorized by all requisite action on behalf of the Additional Borrower, and this Agreement and any other Loan Document to which it is a party by virtue of this Agreement constitutes the legal, valid and binding obligation of the Additional Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.           Effectiveness.  This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof duly executed by the Additional Borrower and acknowledged by the Administrative Agent and the Company on behalf of the Borrowers.

5.           Deliveries.  On the date hereof, the Additional Borrower shall deliver to the Administrative Agent a certificate of the Secretary or Assistant Secretary of the Additional Borrower certifying the resolutions of the board of directors of the Additional Borrower and true and correct copies of the certificate of formation (as certified by the applicable Governmental Authority) and by-laws of the Additional Borrower, a good standing certificate and the signatures and incumbency of the officers of the Additional Borrower authorized to sign the Agreement and any other agreements or documents executed in connection herewith and such certificates and attachments thereto shall be in form and substance satisfactory to the Administrative Agent.

6.           Limited Effect.  Except as expressly amended by this Agreement, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

7.           Miscellaneous.

(a)           Expenses.  The Additional Borrower and each of the Borrowers jointly and severally agree to pay all of the Administrative Agent’s reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

(b)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(c)           Successor and Assigns.  The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Additional Borrower, the other Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns.

(d)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

(e)           Headings.  The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof.

(f)           Modifications.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

MEAST #13642622 v3

IN WITNESS WHEREOF, the Additional Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date and year first above written and the Company has caused this Agreement to be acknowledged, executed and delivered by its proper and duly authorized officer as of the day and year first above written.

_________________________________

    By:  ______________________________
    Name: ____________________________
                                                                            Title: _____________________________

ACKNOWLEDGED, ACCEPTED AND AGREED:

WEST PHARMACEUTICAL SERVICES, INC., as
Borrowers’ Representative

By: ________________________________
Name: ______________________________
Title: _______________________________

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: ________________________________
Name: ______________________________
Title: _______________________________

DMEAST #13642622 v3

EXHIBIT E

FORM OF LEGAL OPINION

DMEAST #13624842 v9
E - 1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com

June 3, 2011

PNC Bank, National Association, as Administrative Agent 1600 Market Street Philadelphia, PA 19103 and the Lenders party to the Credit Agreement
Re:	West Pharmaceutical Services, Inc. $50,000,000 Credit Facility

Gentlemen and Ladies:

We have acted as special counsel to West Pharmaceutical Services, Inc., a Pennsylvania corporation (“Company”, and collectively with the subsidiaries of the Company set forth on Schedule I hereto, the “Opinion Parties”), in connection with the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Company and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto (the “Lenders”) and PNC Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”).  This opinion is delivered to you pursuant to Section 4.1 of the Credit Agreement.  Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

We have examined originals (or copies of executed originals) of the transaction documents described on Schedule II hereto (collectively, the “Transaction Documents”) as well as the following:

(i) the Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on May 31, 2011;

(ii) the Articles of Incorporation of WPS Florida (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Florida on June 1, 2011;

(iii) the Certificate of Incorporation of WPS Lakewood (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on June 1, 2011;

16455808.8.BUSINESS

US  Austin  Boston  Charlotte  Hartford  New York  Orange County  Philadelphia  Princeton  San Francisco  Silicon Valley  Washington DC
EUROPE  Brussels  London  Luxembourg  Moscow  Munich  Paris  ASIA  Beijing  Hong Kong

The Parties Listed on Page 1 of this Opinion
June 3, 2011

(iv) the Certificate of Formation of WAS LLC (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on May 31, 2011;

(v) the Certificate of Incorporation of WPS Delaware (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on May 31, 2011;

(vi) the Articles of Amendment and Merger of TGNA (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Arizona on May 24, 2010;

(vii) the Certificate of Incorporation of TGGR (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Delaware on June 1, 2011;

(viii) the Articles of Incorporation of TGPR (as defined in Schedule I hereto), as certified by the Secretary of State of the State of Arizona on May 24, 2010;

(ix) the Bylaws of the Company, as certified by the certificate referenced in clause (xxv) below;

(x) the Bylaws of WPS Florida, as certified by the certificate referenced in clause (xxvi) below;

(xi) the Bylaws of WPS Lakewood, as certified by the certificate referenced in clause (xxvii) below;

(xii) the Single Member Limited Liability Company Operating Agreement of WAS LLC, as certified by the certificate referenced in clause (xxviii) below;

(xiii) the Bylaws of WPS Delaware, as certified by the certificate referenced in clause (xxix) below;

(xiv) the Bylaws of TGNA, as certified by the certificate referenced in clause (xxx) below;

                                     The Parties Listed on Page 1 of this Opinion
June 3, 2011

(xv) the Bylaws of TGGR, as certified by the certificate referenced in clause (xxxi) below;

(xvi) the Bylaws of TGPR, as certified by the certificate referenced in clause (xxxii) below;

(xvii) resolutions of the Board of Directors of the Company, adopted May 3, 2011, as certified by the certificate referenced in clause (xxv) below;

(xviii) resolutions of the Sole Director of WPS Florida, adopted June 3, 2011, as certified by the certificate referenced in clause (xxvi) below;

(xix) resolutions of the Sole Director of WPS Lakewood, adopted June 3, 2011, as certified by the certificate referenced in clause (xxvii) below;

(xx) resolutions of the Sole Manager of WAS LLC, adopted June 3, 2011, as certified by the certificate referenced in clause (xxviii) below;

(xxi) resolutions of the Board of Directors of WPS Delaware, adopted June 3, 2011, as certified by the certificate referenced in clause (xxix) below;

(xxii) resolutions of the Sole Director of TGNA, adopted June 3, 2011, as certified by the certificate referenced in clause (xxx) below;

(xxiii) resolutions of the Sole Director of TGGR, adopted June 3, 2011, as certified by the certificate referenced in clause (xxxi) below;

(xxiv) resolutions of the Sole Director of TGPR, adopted June 3, 2011, as certified by the certificate referenced in clause (xxxii) below;

(xxv) the certificate of John R. Gailey, Secretary of the Company, dated the date hereof;

(xxvi) the certificate of John R. Gailey, Secretary of WPS Florida, dated the date hereof;

The Parties Listed on Page 1 of this Opinion
June 3, 2011

(xxvii) the certificate of John R. Gailey, Secretary of WPS Lakewood, dated the date hereof;

(xxviii) the certificate of John R. Gailey, Secretary of WAS LLC, dated the date hereof;

(xxix) the certificate of John R. Gailey, Secretary of WPS Delaware, dated the date hereof;

(xxx) the certificate of John R. Gailey, Secretary of TGNA, dated the date hereof;

(xxxi) the certificate of John R. Gailey, Secretary of TGGR, dated the date hereof;

(xxxii) the certificate of John R. Gailey, Secretary of TGPR, dated the date hereof;

(xxxiii) a certificate, dated May 26, 2011 from the Secretary of the Commonwealth of the Commonwealth of Pennsylvania as to the Company’s existence and good standing;

(xxxiv) a certificate, dated May 26, 2011 from the Secretary of State of the State of Florida as to WPS Florida’s existence and good standing;

(xxxv) a certificate, dated May 26, 2011 from the Secretary of State of the State of Delaware as to WPS Lakewood’s existence and good standing;

(xxxvi) a certificate, dated May 26, 2011 from the Secretary of State of the State of Delaware as to WAS LLC’s existence and good standing;

(xxxvii) a certificate, dated May 26, 2011 from the Secretary of State of the State of Delaware as to WPS Delaware’s existence and good standing;

(xxxviii) a certificate, dated May 26, 2011 from the Secretary of State of the State of Arizona as to TGNA’s existence and good standing;

(xxxix) a certificate, dated May 26, 2011 from the Secretary of State of the State of Delaware as to TGGR’s existence and good standing; and

(xl) a certificate, dated May 31, 2011 from the Secretary of State of the State of Arizona as TGPR’s existence and good standing.

The Parties Listed on Page 1 of this Opinion
June 3, 2011

For purposes of this opinion letter, the documents referred to in clauses (i) through (xvi) are hereinafter referred to as the “Governing Documents” and the documents referred to in clauses (xxxiii) through (xl) are hereinafter referred to as the “Good Standing Certificates.”

In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures (other than those of officers of the Opinion Parties), the legal capacity and competence of all individuals, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies of such documents.

In rendering the opinions set forth below, we have also assumed that (a) each of the parties to the Transaction Documents (other than the Opinion Parties) has duly and validly executed and delivered the Transaction Documents; (b) each of the parties to the Transaction Documents (other than the Opinion Parties) is validly existing and in good standing under the laws of the jurisdiction of its organization or formation; (c) each of the parties to the Transaction Documents (other than the Opinion Parties) has the requisite corporate or limited liability company power and authority, as applicable, and has taken the corporate or limited liability company action, as applicable, necessary to authorize the execution and delivery of the Transaction Documents and to consummate the transactions contemplated thereby and all such Transaction Documents have been duly authorized, executed and delivered by such parties (other than the Opinion Parties); (d) the Transaction Documents constitute the valid and binding obligations of each party thereto (other than the Opinion Parties), enforceable against such other party in accordance with their respective terms; and (e) each of the parties to the Transaction Documents (other than the Opinion Parties) has received all agreed upon consideration for each Transaction Document to which it purports to be a party.  We assume that (i) there has been no mutual mistake of fact, or misunderstanding or fraud, duress or undue influence in connection with the negotiation, delivery and execution of the Transaction Documents and (ii) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement, or qualify the terms of the Transaction Documents.

In rendering the opinions set forth below in paragraphs 7 to 11, we also have assumed that the Opinion Parties have acquired “rights” or have the power to transfer rights in and to the Collateral and that “value” has been given, each within the meaning of Section 9-203 of the Uniform Commercial Code of the Commonwealth of Pennsylvania (the “PA UCC”) consistent with and sufficient for the purposes of the Transaction Documents, and that the same will be true of each item of Collateral acquired or arising after the date hereof.

The Parties Listed on Page 1 of this Opinion
June 3, 2011

Our opinions set forth herein are based on our consideration of only those statutes, rules, regulations and judicial decisions which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.

With respect to certain factual matters material to our opinions, we have relied upon representations and warranties of the Opinion Parties in the Transaction Documents, and certificates or comparable documents of officers of the Opinion Parties, public officials and other authorized persons and we have made no independent inquiry into the accuracy of such representations or certificates.  Whenever our opinion in this letter with respect to the existence or absence of facts is qualified by the phrase “to our knowledge,” “known to us,” or similar phrases, we are referring to the current actual knowledge of Dechert LLP attorneys who have rendered substantive legal services to the Opinion Parties in connection with the current transactions contemplated in the Transaction Documents which knowledge has been obtained by such attorneys in such capacity.  Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of those facts, and no inference as to the knowledge of the existence or absence of those facts should be drawn from our representation of the Opinion Parties.

Based upon the foregoing and subject to the assumptions and qualifications set forth above and hereinafter, we are of the opinion that:

1. Each of the Opinion Parties (a) is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction in which it was incorporated or formed, as applicable and (b) has the corporate or limited liability company, as applicable, power and authority to execute and deliver each Transaction Document to which it is a party and perform its obligations thereunder.

2. The execution, delivery and performance of the Transaction Documents by each Opinion Party which is a party thereto have been duly authorized by all necessary corporate or limited liability company action, as applicable.  The Transaction Documents have been duly executed and delivered by each Opinion Party which is a party thereto.

3. Each of the Transaction Documents constitutes the valid and binding obligation of each of the Opinion Parties to the extent it is a party thereto, enforceable against such Opinion Party in accordance with its terms.

4. The execution and delivery of the Transaction Documents and performance by each of the Opinion Parties of their respective obligations contemplated by the Transaction Documents (based solely upon our review as of the date hereof) do not:  (a) violate any law, statute, rule or regulation under the federal laws of the United States (assuming that the proceeds of the Loans are used solely for the purposes set forth in the Credit Agreement), the Commonwealth of Pennsylvania, the Delaware General Corporation Law, or the Delaware Limited Liability Company Act or, to our knowledge, any order or decree of any court, administrative agency or other Governmental Authority to which such Opinion Party is subject; (b) result in a breach of, or constitute a default of, the obligations of a Opinion Party under any indenture, loan agreement, instrument or other agreement listed on Schedule III hereto or require any consent under any such agreement listed on Schedule III hereto; (c) result in the creation or imposition of any lien upon any property of such Opinion Party under any indenture, loan agreement, instrument or other agreement described in clause (b) above; (d) require the consent or approval of, or any filing or registration with, any Pennsylvania or federal Governmental Authority or any Governmental Authority under the Delaware General Corporation Law or the Delaware Limited Liability Company Act other than (i) those which have been obtained, (ii) any filings or recordations which create, maintain or perfect the liens and security interests created under the Security Documents and (iii) any consents, approvals or filings in connection with the exercise by the Administrative Agent or the Lenders of certain remedies under the Transaction Documents; or (e) result in any violation of the provisions of the Governing Documents, as applicable, of any Opinion Party.

The Parties Listed on Page 1 of this Opinion
June 3, 2011

5. To our knowledge, there are no actions, suits or proceedings pending or threatened against any Opinion Party, before any court, governmental agency or arbitrator, that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge, any of the Transaction Documents or any of the transactions contemplated thereby.

6. The Company is not registered or required to be registered as an “investment company” pursuant to Section 8 of the Investment Company Act of 1940, as amended.

7. The provisions of the Security Agreement are sufficient to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a security interest in all right, title and interest of the Opinion Parties in those items and types of Collateral described in Section 2 of the Security Agreement in which a security interest may be created under Article 9 of the PA UCC.

8. Each Delaware financing statement, a copy of which is attached as Schedule IV hereto (collectively, the “Delaware Financing Statements”) is in proper form for filing under the Uniform Commercial Code as in effect in the State of Delaware (the “DE UCC”).  Upon the proper filing of the Delaware Financing Statements for each Opinion Party incorporated or formed in the State of Delaware (collectively, the “Delaware Parties”) in the office of the Secretary of State of the State of Delaware, together with the payment of any required filing fees, the security interest and lien in favor of the Administrative Agent for the benefit of the Secured Parties will be perfected to the extent a security interest in the applicable Collateral pledged by the Delaware Parties may be perfected by filing a financing statement under the DE UCC.

The Parties Listed on Page 1 of this Opinion
June 3, 2011

9. The Pennsylvania financing statement, a copy of which is attached as Schedule V hereto (the “Pennsylvania Financing Statement”) is in proper form for filing under the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania (the “PA UCC”).  Upon the proper filing of the Pennsylvania Financing Statement for the Company (the “Pennsylvania Party”) in the office of the Secretary of State of the Commonwealth of Pennsylvania, together with the payment of any required filing fees, the security interest and lien in favor of the Administrative Agent for the benefit of the Secured Parties will be perfected to the extent a security interest in the applicable Collateral pledged by the Pennsylvania Party may be perfected by filing a financing statement under the PA UCC.

10. Each Arizona financing statement, a copy of which is attached as Schedule VI hereto (collectively, the “Arizona Financing Statements”) is in proper form for filing under the Uniform Commercial Code as in effect in the State of Arizona (the “AZ UCC”).  Upon the proper filing of the Arizona Financing Statements for each Opinion Party incorporated or formed in the State of Arizona (collectively, the “Arizona Parties”) in the office of the Secretary of State of the State of Arizona, together with the payment of any required filing fees, the security interest and lien in favor of the Administrative Agent for the benefit of the Secured Parties will be perfected to the extent a security interest in the applicable Collateral pledged by the Arizona Parties may be perfected by filing a financing statement under the AZ UCC.

11. The Florida financing statement, a copy of which is attached as Schedule VII hereto (the “Florida Financing Statement”) is in proper form for filing under the Uniform Commercial Code as in effect in the State of Florida (the “FL UCC”).  Upon the proper filing of the Florida Financing Statement for the Opinion Party incorporated or formed in the State of Florida (the “Florida Party”) in the Florida Secured Transaction Registry, together with the payment of any required filing fees, the security interest and lien in favor of the Administrative Agent for the benefit of the Secured Parties will be perfected to the extent a security interest in the applicable Collateral pledged by the Florida Party may be perfected by filing a financing statement under the FL UCC.

12. Assuming the accuracy of the representations and warranties made in the Credit Agreement with respect to the intended use of the proceeds of the Loans, the transactions contemplated by the Transaction Documents do not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

The Parties Listed on Page 1 of this Opinion
June 3, 2011

The foregoing opinions are subject to the following qualifications:

(a) The opinions expressed herein are limited by principles of equity (regardless of whether considered in a proceeding in equity or at law) that may limit the availability of certain rights and remedies and do not reflect the effect of bankruptcy (including preferences), insolvency, fraudulent conveyance, receivership, reorganization, moratorium and other similar laws or decisions relating to or affecting debtors’ obligations or creditors’ rights generally and, as to rights of indemnification and contribution, by principles of public policy.  The opinions expressed above also do not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and, with respect to collateral, in a commercially reasonable manner, and give reasonable notice prior to exercising rights and remedies) or the effect of the exercise of discretion of the court before which any proceeding may be brought, which may limit the availability of any particular remedy but which will not, in our judgment (but subject to the other qualifications and limitations in this opinion letter), make the remedies available to the Administrative Agent and the Lenders under the Transaction Documents, taken as a whole, inadequate for the practical realization of the benefits of the security provided for in the Transaction Documents, except for the economic consequence of any delay that may be imposed thereby or result therefrom, and except that we express no opinion as to the rights of any of the parties to the Transaction Documents to accelerate the due dates of any payment due thereunder or to exercise other remedies available to them on the happening of a non-material breach of any such document or agreement.

(b) Without limiting the generality of the foregoing, we express no opinion with respect to:  (1) the availability of specific performance or other equitable remedies for noncompliance with any of the provisions contained in the Transaction Documents; (2) the enforceability of provisions contained in the Transaction Documents relating to the effect of laws which may be enacted in the future; (3) the enforceability of provisions in the Transaction Documents purporting to waive the effect of applicable laws to the extent such waivers are prohibited by such applicable laws; (4) the effectiveness of any power-of-attorney given under the Transaction Documents that is intended to bind successors and assigns that have not granted such powers by a power-of-attorney specifically executed by them; (5) provisions related to waivers of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations or limitations on the obligations of the Lenders in circumstances in which a failure of condition or default by any party is not material; (6) the indemnification and contribution provisions of the Transaction Documents if and to the extent that such provisions contravene public policy or might require indemnification or payments with respect to any litigation against a party to a Transaction Document determined adversely to the other party(ies) to such litigation, or any loss, cost or expense arising out of an indemnified party’s bad faith, gross negligence or willful misconduct or any violation by an indemnified party of statutory duties, general principles of equity or public policy; (7) any self-help provisions; (8) provisions in the Transaction Documents that purport to establish evidentiary standards; (9) provisions in the Transaction Documents that provide that certain rights or obligations are absolute or unconditional (other than guarantees or letter of credit reimbursement obligations); (10) the right of any Lender to set off against funds held in any account maintained with such Lender by a Opinion Party and which account is designated, or contains funds that such Lender is aware have been set aside, for special purposes, such as payroll, trust and escrow accounts, or which funds are subject to special agreement between such Lender and a Opinion Party precluding or limiting rights to set off funds; (11) provisions that provide for the enforceability of the remaining terms and provisions of the applicable Transaction Document in circumstances in which certain other terms and provisions of such Transaction Document are illegal or unenforceable; (12) provisions that restrict access to or waive legal or equitable remedies or access to courts; (13) provisions that affect or confer jurisdiction (other than on the courts of Pennsylvania); (14) provisions that permit any Lender to act in its sole discretion or to be exculpated from liability for its actions to the extent not permitted by law; (15) any provision of the Transaction Documents that may be construed as a forfeiture or penalty; (16) any provision of the Transaction Documents that purports to provide that the terms thereof may not be varied or waived except in writing or that the express terms thereof supersede any inconsistent course of performance and/or usage of the trade; or (17) the effect of the laws of any jurisdiction (other than Pennsylvania) in which the Administrative Agent or any Lender is located that limits the interest, fees or other charges it may impose for the Loans or use of money or other credit.

The Parties Listed on Page 1 of this Opinion
June 3, 2011

(c) We express no opinion as to the creation, attachment, validity, binding effect, enforceability, perfection, priority or other effect of perfection or non-perfection of any security interest in (1) the proceeds of any collateral other than in accordance with, and subject to the limitations set forth in, Section 9-315 of the PA UCC, (2) commingled goods arising from any collateral other than in accordance with, and subject to the limitations set forth in, Section 9-336 of the PA UCC, or (3) any item of collateral which is subject to restriction on or prohibition against transfer (except to the extent limited by Sections 9-401, 9-406, 9-407, 9-408 or 9-409 of the PA UCC) contained in an agreement, instrument, document or applicable law governing or evidencing or otherwise relating to such item.

(d) We express no opinion as to the creation or perfection of any security interest in any portion of the Collateral to the extent that, pursuant to §9-109(c) or (d) of the PA UCC, Article 9 of the UCC does not apply thereto.

(e) We have made no examination of and express no opinion with respect to:  (1) the title to, ownership of or rights in property (real, personal or mixed) or fixtures; (2) the validity or ownership of any trademarks, patents or licenses; (3) the existence or absence of any liens, charges or encumbrances on any Collateral other than those described in paragraph 7 above; and (4) except as expressly set forth in paragraphs 8 through 11 above, the perfection of any lien or security interest.

(f) No opinion is rendered as to any federal, state or local laws, rules, or regulations of (1) antitrust or unfair competition; (2) securities or “blue sky” laws (except as set forth in paragraph 6 above); (3) environmental matters; (4) tax matters; (5) zoning, subdivision or land use; (6) ERISA laws, rules and regulations; (7) counties, cities, townships, municipalities, other special local non-state governmental authorities or political subdivisions; (8) insurance, banking or financial institutions (except as set forth in paragraph 12 above); or (9) anti-terrorism laws and regulations.  In addition, no opinion is rendered herein as to applicability to or effect on any of the matters covered herein of the laws or regulations that apply specifically to the type of business conducted by any of the Opinion Parties or the regulatory status of any party to the Transaction Documents.

The Parties Listed on Page 1 of this Opinion
June 3, 2011

(g) Our opinion set forth in clause (a) of paragraph 1 above relating to good standing and valid existence of any entity is based solely upon our review of the Good Standing Certificates.

(h) In giving our opinion set forth in clause (d) of paragraph 4, we express no opinion with respect to any action, consent, approval, filing or registration such as may be required as a result of the regulatory status or other facts or circumstances specifically relating to the Administrative Agent, any other agent under the Credit Agreement or any Lender.

(i) We express no opinion as to whether the execution, delivery or performance by the Opinion Parties of any of the Transaction Documents will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

We express no opinion as to the laws of any jurisdiction other than those of the United States of America, the Commonwealth of Pennsylvania, the Delaware General Corporation Law and the Delaware Limited Liability Company Act and, to the limited extent described in the next paragraph, the DE UCC, AZ UCC and FL UCC.  In connection with our opinions relating to the Credit Agreement and the Transaction Documents, we have assumed that the laws of Arizona and Florida are identical to the laws of the Commonwealth of Pennsylvania. Without limiting the foregoing, we express no opinion concerning the laws of any foreign jurisdiction.

We do not purport to be experts in the DE UCC, AZ UCC or FL UCC, nor did we review official codifications of the DE UCC, AZ UCC or FL UCC.  We did, however, review a standard compilation of a version of the DE UCC, AZ UCC and FL UCC, and our opinions with respect thereto are based solely on the foregoing procedure and not upon any other review of the law of the State of Delaware, the State of Arizona or the State of Florida.

The Parties Listed on Page 1 of this Opinion
June 3, 2011

This opinion speaks only as of the date hereof.  We have no obligation to advise the addressees (or any third party) of any changes in the law or facts that may occur after the date of this opinion.

Our opinions expressed herein are solely for your benefit and the benefit of your permitted assigns and participants under the Credit Agreement in connection with the execution and delivery of the Credit Agreement.  This opinion may not be relied upon in any manner by any other person and may not be disclosed, quoted, assigned, circulated or furnished to or filed with a governmental agency or otherwise referred to without our express written consent other than to such participants and assigns (it being understood that this opinion also may be furnished to, but not relied upon by, (a) prospective Lenders or participants under the Credit Agreement and (b) any regulatory authority to which a person entitled to rely hereon is subject).

Very truly yours,

SCHEDULE I

Opinion Parties

1.	West Pharmaceutical Services Lakewood, Inc. (“WPS Lakewood”)

2.	West Analytical Services, LLC (“WAS LLC”)

3.	West Pharmaceutical Services of Delaware, Inc. (“WPS Delaware”)

4.	Tech Group Grand Rapids, Inc. (“TGGR”)

5.	West Pharmaceutical Services of Florida, Inc. (“WPS Florida”)

6.	Tech Group North America, Inc. (“TGNA”)

7.	(mfg) Tech Group Puerto Rico, Inc. (“TGPR”)

16455808.8.BUSINESS

SCHEDULE II

Transaction Documents

1.	The Credit Agreement;

2.	Revolver Note in Principal Amount of $50,000,000 to PNC Bank, National Association; and

3.	Security Agreement.

SCHEDULE III

No Conflicts

1.  Note Purchase Agreement, dated as of July 28, 2005, by and among West Pharmaceutical Services, Inc., Allstate Life Insurance Company, Allstate Insurance Company, Massachusetts Mutual Life Insurance Company; C.M. Life Insurance Company, Massmutual Asia Limited, General Electric Capital Assurance Company and United of Omaha Life Insurance Company.

2.  Multi-Currency Note Purchase and Private Shelf Agreement, dated as of February 27, 2006, by and among West Pharmaceutical Services, Inc., The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, American Skandia Life Assurance Corporation and each Prudential Affiliate (as defined therein).

3.  Existing Credit Agreement.

16455808.8.BUSINESS

SCHEDULE IV

Delaware Financing Statements

16455808.8.BUSINESS

SCHEDULE V

Pennsylvania Financing Statement

16455808.8.BUSINESS

SCHEDULE VI

Arizona Financing Statements

16455808.8.BUSINESS

SCHEDULE VII

Florida Financing Statement

16455808.8.BUSINESS

EXHIBIT F

FORM OF MORTGAGE

Prepared by and Return to:

Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103
Attn:  Mary Croft

Premises: Lots 18, 19 and 40 Eagleview Corporate Center
City of Uwchlan Township
Chester County
Pennsylvania
Parcel Number:

THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES AND OTHER INDEBTEDNESS DESCRIBED IN 42 Pa. C.S.A. § 8143

OPEN-END MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

WEST PHARMACEUTICAL SERVICES, INC.,

MORTGAGOR

AND

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

MORTGAGEE

THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER SECTION 9-502 OF THE PENNSYLVANIA UNIFORM COMMERCIAL CODE

OPEN-END MORTGAGE AND SECURITY AGREEMENT
(This Mortgage Secures Future Advances)

THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (this “Mortgage”) is executed and made as of the ____ day of _______, 201_, by WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Mortgagor”), with an address at [insert], in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent for itself and the financial institutions (collectively the “Lenders” and each a “Lender”) party to the Credit Agreement (as such term is defined below)(in such capacity, the “Mortgagee”), with an address at 1600 Market Street, Philadelphia, Pennsylvania 19103.

WHEREAS, the Mortgagor is the owner of those certain tracts or parcels of land described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon;

WHEREAS, the Mortgagor and the other borrowers party thereto (collectively, the “Borrowers”), the Lenders and Mortgagee are parties to the Credit Agreement, dated as of May ___, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

WHEREAS, pursuant to the provisions of the Credit Agreement and the other Loan Documents (as hereinafter defined) and upon the terms and subject to the conditions set forth therein, the Lenders have severally agreed to make or participate in certain loans to the Borrowers, in an aggregate amount not to exceed $50,000,000 (collectively, the “Loans”), which Loans are made pursuant to the Credit Agreement and are evidenced by one or more promissory notes in favor of the Lenders (collectively, the “Notes”);

WHEREAS, as provided in the Credit Agreement, the Lenders require that the Mortgagor execute and deliver this Mortgage to the Mortgagee for the ratable benefit of the Lenders and the other Secured Parties (as defined below) as collateral security for the Loans and other Obligations (as defined below); and

WHEREAS, the Mortgagor and PNC Bank, National Association (“PNC”) have entered into that certain ISDA Master Agreement, dated as of July 20, 2000, and into that certain “Transaction” thereunder dated March 9, 2011 (the obligations of the Mortgagor under such Transaction, including under the above-referenced ISDA Master Agreement to the extent related to said Transaction, being herein called the “Hedge Obligations”);

NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the “Obligations”):

(A) the Loans, the Notes and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Lenders or the Mortgagee of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, arising under or pursuant to the Credit Agreement, the Notes, the other Security Documents and/or any other Loan Document and whether or not absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and under any amendments, extensions, renewals or increases thereof or thereto.

(B) Any sums advanced by the Lenders or the Mortgagee or which may otherwise become due pursuant to the provisions of the Credit Agreement, the Notes, this Mortgage, any other Loan Document (as used in the foregoing reference, as defined in the Credit Agreement) or pursuant to any other document or instrument at any time delivered to the Lenders or the Mortgagee to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations (as the same may be amended, supplemented or replaced from time to time, the “Loan Documents”).

(C) Any other “Obligations” (as used in this subsection (C), as defined in the Credit Agreement), including, but not limited to, any Hedge Obligations.

The Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Mortgagee for the benefit of the Lenders and the other holders of the Obligations (collectively, including the Mortgagee, the “Secured Parties”), and does agree that the Mortgagee shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property now owned or held or hereafter acquired (the “Property”), to wit:

(a) All of the Mortgagor’s estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of the Mortgagor’s estate, right, title, interest, claim and demand therein and in the public streets and ways adjacent thereto, either in law or in equity (the “Land”);

(b) All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery and equipment, including all building materials to be incorporated into such buildings, all electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, located in or used in connection with those buildings, structures or other improvements (the “Improvements”);

(c) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims; and

(d) Without limiting any of the other provisions of this Mortgage, all those portions of the foregoing Property, whether acquired now or in the future, and all products and non-cash proceeds thereof (collectively, “UCC Collateral”), which may be subject to the Uniform Commercial Code provisions applicable to secured transactions under the laws of any state (the “UCC”), and the Mortgagor authorizes the Mortgagee to prepare and cause to be filed such financing statements and other instruments as the Mortgagee may deem necessary or desirable in order to perfect and maintain such security interest under the UCC Collateral.  If an Event of Default has occurred and is continuing, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code, in addition to all remedies provided by this Mortgage or existing under applicable law.  In exercising any remedies, Mortgagee may exercise its remedies against the UCC Collateral separately or together, and in any order, without in any way affecting the availability of Mortgagee’s other remedies.  This Mortgage constitutes a financing statement with respect to any part of the Property and UCC Collateral, which is or may become a fixture as defined under applicable law.

To have and to hold the same unto the Mortgagee, its successors and assigns, forever.

Provided, however, that if the Mortgagor shall pay to the Secured Parties the Obligations, and if the Mortgagor shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon the termination of all obligations, duties and commitments of the Mortgagor under the Obligations, this Mortgage and the other Loan Documents, and subject to the provisions of the paragraph entitled “Survival; Successors and Assigns”, the estate hereby granted and conveyed shall become null and void.

This Mortgage is an “Open-End Mortgage” as set forth in 42 Pa. C.S.A. § 8143 and secures obligations up to a maximum principal amount of indebtedness outstanding at any time equal to double the amount of the Loans that may be outstanding, plus accrued and unpaid interest, including advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Property or the lien of this Mortgage, expenses incurred by the Secured Parties by reason of a default or Event of Default (as hereinafter defined) under this Mortgage or the other Loan Documents and advances for construction, alteration or renovation on the Property or for any other purpose, together with all other sums due hereunder or secured hereby, plus all other Obligations.  All notices to be given to the Mortgagee pursuant to 42 Pa. C.S.A. § 8143 shall be given as set forth in Section 19.

1. Representations and Warranties.  The Mortgagor represents and warrants to the Mortgagee that (i) the Mortgagor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances, except as may otherwise be set forth on an Exhibit B hereto (the “Permitted Encumbrances”) and (ii) its name, type of organization, jurisdiction of organization and chief executive office are true and complete as set forth in the heading of this Mortgage.  This Mortgage is a valid and enforceable first lien on the Property (subject to the Permitted Encumbrances) and the Mortgagee shall, subject to the Mortgagor’s right of possession prior to an Event of Default, quietly enjoy and possess the Property.  The Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to the Mortgagee against the claims of all persons.

2. Covenants.  Until all of the Obligations shall have been fully paid, satisfied and discharged the Mortgagor shall:

(a) [Reserved]

(b) Legal Requirements.  Promptly comply with and conform to, in all respects, all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to any of the Property, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect (the “Legal Requirements”).

(c) Impositions.  Before interest or penalties are due thereon and otherwise when due, the Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against (i) the Mortgagor with respect to the Property or (ii) any of the Property (the “Impositions”), unless such Impositions shall be contested in good faith by appropriate proceedings and where adequate reserves therefor have been set aside on its books and no foreclosure or other enforcement proceedings have been commenced.  The Mortgagor’s obligations to pay the Impositions shall survive the Mortgagee’s taking title to the Property through foreclosure, deed-in-lieu or otherwise.

(d) Maintenance of Security.  Use, and permit others to use, the Property only for its present use or such other uses as permitted by applicable Legal Requirements.  The Mortgagor shall keep the Property in good condition and order, ordinary wear and tear excepted, and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, to the extent that failure to do so would have a material adverse effect on the value of the Property.  The Mortgagor shall not remove, demolish or alter the Property nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned.  The Mortgagor covenants and agrees not to take or permit any action with respect to the Property, which will in any manner impair the security of this Mortgage.

3. Leases.  The Mortgagor shall not (a) execute an assignment or pledge of any rents, issues and profits arising or issuing from the Land and the Improvements (collectively, the “Rents”), including the Rents arising or issuing from all leases, licenses, subleases or any other use or occupancy agreement now or hereafter entered into covering all or any part of the Land and Improvements (collectively, the “Leases”); or (b) enter into a Lease with any Person other than a Subsidiary of the Mortgagor without the Mortgagee’s prior written consent.  Any or all Leases shall be subordinated to this Mortgage and to the Mortgagee’s rights, which subordination shall be evidenced by a writing in such form, substance and detail as is satisfactory to the Mortgagee in its sole discretion.  The Mortgagor represents and warrants to Mortgagee that Mortgagor has not executed any prior assignment of Rents.

4. Due on Sale Clause. The Mortgagor shall not sell, convey or otherwise transfer any interest in all or any portion of the Property (whether voluntarily or by operation of law), or agree to do so, without the Mortgagee’s prior written consent, including any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property, other than as permitted by Section 6.4 of the Credit Agreement.

5. Insurance.  The Mortgagor shall comply with the insurance requirements set forth in Section 5.5 of the Credit Agreement with respect to the Property and shall keep the Property continuously insured in accordance with such insurance requirements.

6. Rights of Mortgagee to Insurance Proceeds.  In the event of loss, the Mortgagee shall, if an Event of Default shall have occurred and be continuing, have the exclusive right to adjust, collect and compromise all insurance claims, and the Mortgagor shall not adjust, collect or compromise any claims under said policies without the Mortgagee’s prior written consent.  Each insurer is hereby authorized and directed to make payment for claims under said policies, including return of unearned premiums, directly to the Mortgagor unless the Mortgagee has notified the insurer that an Event of Default has occurred and is continuing, in which case, such payments shall be made to Mortgagee instead of to the Mortgagor, and the Mortgagor appoints the Mortgagee as the Mortgagor’s attorney-in-fact to endorse any draft therefor.  All insurance proceeds may, at the Mortgagee’s sole option, be applied to all or any part of the Obligations in the order set forth in Section 13 (notwithstanding that such Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as the Mortgagee may impose; provided that, if no Event of Default has occurred and is continuing, such proceeds shall, at the request of the Mortgagor, be released to the Mortgagor to pay (or, to the extent paid directly to the Mortgagor, shall be used by the Mortgagor to pay) the costs of the repair and restoration of the damaged or destroyed property.

7. Installments for Insurance, Taxes and Other Charges.  Upon the Mortgagee’s request at any time following the occurrence and during the continuance of an Event of Default, the Mortgagor shall pay to the Mortgagee monthly, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Property (the “Escrow Charges”).  The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred and be continuing.  No amount so paid to the Mortgagee shall be deemed to be trust funds, nor shall any sums paid bear interest.  The Mortgagee shall have no obligation to pay any insurance premium or Imposition if at any time the funds being held by the Mortgagee for such premium or Imposition are insufficient to make such payments.  If, at any time, the funds being held by the Mortgagee for any insurance premium or Imposition are exhausted, or if the Mortgagee determines, in its sole discretion, that such funds will be insufficient to pay in full any insurance premium or Imposition when due, the Mortgagor shall promptly pay to the Mortgagee, upon demand, an amount which the Mortgagee shall estimate as sufficient to make up the deficiency (provided that at such time, an Event of Default shall have occurred and be continuing).  Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations due and payable in such order as the Mortgagee may deem fit, and the Mortgagor hereby grants to the Mortgagee a lien upon and security interest in such amounts for such purpose.

8. Condemnation.  The Mortgagor, promptly after obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Property, shall notify the Mortgagee of the pendency of such proceedings.  The Mortgagee may participate in any such proceedings and the Mortgagor shall deliver to the Mortgagee all instruments requested by it to permit such participation.  Any award or compensation for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by the Mortgagee, and any award or compensation (after deducting therefrom all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the Mortgagee in connection with the collection thereof regardless of the particular nature thereof and whether incurred with or without suit, collectively, the “Net Proceeds”) shall be applied, at the Mortgagee’s option, to any part of the Obligations and in any order (notwithstanding that any of such Obligations may not then be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as the Mortgagee may reasonably impose; provided, however, if the condemnation or taking of the Property is for less than fifty percent (50%) of the Property, at the written request of the Mortgagor, the Mortgagee shall cause the Net Proceeds to be delivered to the Mortgagor for the restoration of the Property following such condemnation or taking so long as (i) no Event of Default shall have occurred and is continuing; and (ii) such restoration can be expected to be completed by the Maturity Date.

9. Environmental Matters.  (a)  For purposes of this Section 9, the term “Environmental Laws” shall mean all federal, state and local laws, regulations and orders, whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment.  The term “Regulated Substances” shall mean all substances regulated by Environmental Laws, or which are known or considered to be harmful to the health or safety of persons, or the presence of which may require investigation, notification or remediation under the Environmental Laws.  The term “Contamination” shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment in excess of amounts permitted by applicable Environmental Law.

(b) The Mortgagor represents and warrants (i) that no Contamination is present at, on or under the Property and that no Contamination is being or has been emitted onto any surrounding property in violation of any Environmental Law, which could reasonably be expected to result in a Material Adverse Effect; (ii) (A) all operations and activities on the Property have been and are being conducted in all material respects in accordance with all Environmental Laws, and (B) the Mortgagor has all permits and licenses required under the Environmental Laws, except for those circumstances under (A) or (B) which could not reasonably be expected to result in a Material Adverse Effect; (iii) to the knowledge of Mortgagor, no underground or aboveground storage tanks are or have been located on or under the Property; and (iv) no legal or administrative proceeding is pending or threatened relating to any environmental condition, operation or activity on the Property, or any violation or alleged violation of Environmental Laws which in either case could result in a Material Adverse Effect.  These representations and warranties shall be true as of the date hereof, and shall be deemed to be continuing representations and warranties which must remain true, correct and accurate during the entire duration of the term of this Mortgage.

(c) The Mortgagor shall ensure, at its sole cost and expense, that the Property and the conduct of all operations and activities thereon comply in all material respects and continue to comply in all material respects with all Environmental Laws.  The Mortgagor shall notify the Mortgagee promptly and in reasonable detail in the event that the Mortgagor becomes aware of any material violation of any Environmental Laws, the presence or release of any Contamination with respect to the Property, or any governmental or third party claims relating to the environmental condition of the Property or the conduct of operations or activities thereon which could be reasonably expected to have a material adverse effect on the Property.  The Mortgagor also agrees not to permit or allow the presence of Regulated Substances on any part of the Property, except for those Regulated Substances (i) which are used in the ordinary course of the Mortgagor’s business, but only to the extent they are in all cases used in a manner which complies in all material respects with all Environmental Laws; and (ii) those Regulated Substances which are naturally occurring on the Property.  The Mortgagor agrees not to cause, allow or permit the presence of any Contamination on the Property which could result in a Material Adverse Effect.

(d) The Mortgagee shall not be liable for, and the Mortgagor shall indemnify, defend and hold the Lenders, the Mortgagee and the other Indemnified Parties (as hereinafter defined) and all of their respective successors and assigns harmless from and against all losses (including diminution in the value of the Property), costs, liabilities, damages, fines, claims, penalties and expenses (including reasonable attorneys’, consultants’ and contractors’ fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination and any diminution in value) that the Lenders, the other Secured Parties, the Mortgagee or any other Indemnified Party may suffer or incur (including as holder of the Mortgage, as mortgagee in possession or as successor in interest to the Mortgagor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (i) any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); (ii) the breach of any representation, warranty, covenant or undertaking by the Mortgagor in this Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property; or (iv) any litigation or claim by the government or by any third party in connection with the environmental condition of the Property or the presence or migration of any Regulated Substances or Contamination on, under, to or from the Property; provided, however, that the Mortgagee shall have no obligation hereunder to an Indemnified Party with respect to any indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Party.

10. Inspection of Property.  To the extent (a) the Mortgagee reasonably believes that Contamination is present at, on or under the Property that (i) creates an imminent or substantial endangerment to human health or the environment, or (ii) materially violates law or (b) an Event of Default has occurred and is continuing, the Mortgagee may enter the Property (and cause the Mortgagee’s employees, agents and consultants to enter the Property), upon prior written notice to the Mortgagor, to conduct any and all environmental assessments or testing deemed appropriate by the Mortgagee in its sole discretion.  The environmental testing shall be accomplished by whatever means the Mortgagee may deem appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests.  The Mortgagor shall provide the Mortgagee (and the Mortgagee’s employees, agents and consultants) reasonable rights of access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as the Mortgagee shall reasonably request.

11. Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” hereunder:

(a) The Mortgagee’s failure to have a mortgage lien on any of the Property with the priority required under Section 1;

(b) Foreclosure proceedings are instituted against any of the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage (unless such proceeding is dismissed within ninety (90) days following the institution thereof or such shorter period as applicable under the circumstances if such foreclosure is to be effectuated prior to the expiration of such ninety (90) day period);

(c) The Mortgagor or any other obligor or guarantor of any of the Obligations, shall at any time deliver or cause to be delivered to the Mortgagee a notice under any applicable present or future law, rule or regulation electing to limit the indebtedness secured by this Mortgage; or

(d) An Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing.

12. Rights and Remedies of Mortgagee.  If an Event of Default occurs, the Mortgagee may, at its option and without demand, notice or delay, do one or more of the following:

(a) The Mortgagee may declare the entire unpaid principal balance of the Obligations (other than the Hedge Obligations which shall be governed by the provisions of the Master Agreement referred to above), together with all interest thereon, to be due and payable immediately.

(b) The Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Property and the interests of the Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of this Mortgage or any of the other Loan Documents as the law may allow, and in each such action the Mortgagee shall be entitled to all costs of suit and attorneys fees.

(c) The Mortgagee shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property without notice and without regard to the adequacy of the Property to secure the Obligations.  A receiver while in possession of the Property shall have the right to make repairs and to make improvements necessary or advisable in its or his/her opinion to preserve the Property, or to make and keep them rentable to the best advantage, and the Mortgagee may advance moneys to a receiver for such purposes.  Any moneys so expended or advanced by the Mortgagee or by a receiver shall be added to and become a part of the Obligations secured by this Mortgage.

13. Application of Proceeds.  The Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or profits from, the Property to satisfy the Obligations as follows:

(a) First, to the payment of all reasonable costs, expenses and charges of the Mortgagee, as such, or the reimbursement of the Mortgagee for the prior payment of such reasonable costs, expenses and charges incurred in connection with the care and safekeeping of any of the Property or the enforcement of any rights hereunder (including, without limitation, the reasonable expenses of any sale or other proceeding, the reasonable expenses of any taking, reasonable attorneys’ fees and expenses, court costs, any other reasonable expenses incurred or expenditures or advances made by the Mortgagee in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the rate prescribed in Section 2.10 of the Credit Agreement as the default interest rate from the date of payment.

(b) Second, to the payment of the other Obligations, in whole or in part, in such order as the Mortgagee may elect, whether such Obligations are then due or not due.

(c) Third, to such Persons as required by applicable law including, without limitation, Section 9-615 of the Code.

(d) Fourth, to the extent of any surplus thereafter remaining, to the Mortgagor or as a court of competent jurisdiction may otherwise direct.

14. CONFESSION OF JUDGMENT IN EJECTMENT.  AT ANY TIME AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT FURTHER NOTICE, REGARDLESS OF WHETHER THE MORTGAGEE HAS ASSERTED ANY OTHER RIGHT OR EXERCISED ANY OTHER REMEDY UNDER THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR THE MORTGAGOR TO CONFESS JUDGMENT IN EJECTMENT AGAINST THE MORTGAGOR AND ALL PERSONS CLAIMING UNDER THE MORTGAGOR FOR THE RECOVERY BY THE MORTGAGEE OF POSSESSION OF ALL OR ANY PART OF THE PROPERTY, FOR WHICH THIS MORTGAGE SHALL BE SUFFICIENT WARRANT.  IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE COMMENCED THE SAME SHALL BE DISCONTINUED AND THE POSSESSION OF THE PROPERTY SHALL REMAIN IN OR BE RESTORED TO THE MORTGAGOR, THE MORTGAGEE SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS TO BRING ONE OR MORE AMICABLE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF ALL OR ANY PART OF THE PROPERTY.

15. Mortgagee’s Right to Protect Security.  The Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred and without further notice to Mortgagor: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the Mortgagee’s rights or powers hereunder; (b) purchase such insurance policies covering the Property as it may elect if the Mortgagor fails to maintain the insurance coverage required hereunder, provided that, if no Event of Default shall have occurred and be continuing, the Mortgagee shall only do so upon three (3) Business Days’ prior notice to the Mortgagor; and (c) take such action as the Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property, provided that, if no Event of Default shall have occurred and be continuing, the Mortgagee shall only do so upon three (3) Business Days’ prior notice to the Mortgagor.

16. Subrogation.  If, and to the extent that, the proceeds of the Loans are used to pay, satisfy or discharge any obligation of the Mortgagor for the payment of money that is secured by a pre-existing mortgage, deed of trust, or other lien encumbering the Property (a “Prior Lien”), such loan proceeds shall be deemed to have been advanced by Mortgagee on behalf of the Secured Parties at Mortgagor’s request, and Mortgagee shall automatically, and without further action on its part, be subrogated to the rights, including lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

17. Appointment of Mortgagee as Attorney-in-Fact.  The Mortgagee, or any of its officers, is hereby irrevocably appointed attorney-in-fact for the Mortgagor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following:  (a)  subject to the provisions of Section 8, settle for, collect and receive any awards payable under Section 8 from the authorities making the same; and (b) execute, deliver and file such financing statements and other instruments as the Mortgagee may require in order to perfect and maintain its security interest under the Uniform Commercial Code on any portion of the Property.

18. Certain Waivers. The Mortgagor hereby waives and releases all benefit that might accrue to the Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment or any rights of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein or in any Loan Document, all notices of the Mortgagor’s default or of the Mortgagee’s election to exercise, or the Mortgagee’s actual exercise of any option under this Mortgage or any other Loan Document.

19. Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be given in accordance with Section 9.2 of the Credit Agreement.

20. Further Acts.  The Mortgagor will, at the cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such reasonable further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Mortgagee shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring or confirming unto the Mortgagee the property and rights hereby mortgaged, or which Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intent of or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage.  The Mortgagor grants to the Mortgagee an irrevocable power of attorney coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, for the purpose of exercising and perfecting any and all rights and remedies available to the Mortgagee under the Notes, this Mortgage, the other Loan Documents, at law or in equity, including without limitation the rights and remedies described in this paragraph.

21. Changes in the Laws Regarding Taxation.  If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Mortgagor or the Mortgagee’s interest in the Property, the Mortgagor will pay such tax, with interest and penalties thereon, if any.  If the Mortgagee determines that the payment of such tax or interest and penalties by the Mortgagor would be unlawful or taxable to the Mortgagee or unenforceable or provide the basis for a defense of usury, then the Mortgagee shall have the option, upon twenty days’ written notice, to declare the entire Obligations immediately due and payable.

22. Documentary Stamps.  If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Notes or this Mortgage, or impose any other tax or charge on the same, the Mortgagor will pay for the same, with interest and penalties thereon, if any.

23. Preservation of Rights.  No delay or omission on the Mortgagee’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Mortgagee’s action or inaction impair any such right or power.  The Mortgagee’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Mortgagee may have under other agreements, at law or in equity.  The Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

24. Illegality.  In case any one or more of the provisions contained in this Mortgage should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

25. Changes in Writing; Waiver.  No modification, amendment or waiver of any provision of this Mortgage nor consent to any departure by the Mortgagor therefrom will be effective unless made in a writing signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Mortgagor in any case will entitle the Mortgagor to any other or further notice or demand in the same, similar or other circumstance.

26. Entire Agreement.  This Mortgage (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Mortgagor and the Mortgagee with respect to the subject matter hereof.

27. Survival; Successors and Assigns.   This Mortgage will be binding upon and inure to the benefit of the Mortgagor and the Mortgagee and their respective successors and assigns; provided, however, that the Mortgagor may not assign this Mortgage in whole or in part without the Mortgagee’s prior written consent and the Mortgagee at any time may assign this Mortgage in whole or in part; and provided, further, that the rights and benefits under the Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through the Mortgagee or through action of the Mortgagee (including a foreclosure, sheriff’s or judicial sale).  The provisions of Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall survive the termination, satisfaction or release of this Mortgage, the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.

28. Interpretation.  In this Mortgage, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation” and references to sections or exhibits are to those of this Mortgage unless otherwise indicated.  Section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose.  If this Mortgage is executed by more than one party as Mortgagor, the obligations of such persons or entities will be joint and several.

29. Indemnity.  The Mortgagor agrees to indemnify the Mortgagee and each of the other Secured Parties, and the Mortgagee’s and the other Secured Parties’ respective directors, officers and employees and each legal entity, if any, who controls a Secured Party (collectively, the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Mortgage or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Mortgagor), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Mortgagor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Mortgage, any other Loan Document, or the use of the proceeds of the Loans or any other Obligations; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses resulting from an Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Mortgage, payment of any Loan or other Obligation and assignment of any rights hereunder.  The Mortgagor may participate at its expense in the defense of any such action or claim.

30. Authority of Mortgagee.  The Mortgagor acknowledges that the rights and responsibilities of the Mortgagee under this Mortgage with respect to any action taken by the Mortgagee or the exercise or non-exercise by the Mortgagee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Mortgage shall, as between the Mortgagee and the Secured Parties, be governed by the Credit Agreement and by such other agreement with respect thereto as may exist from time to time among them, but, as between the Mortgagee and the Mortgagor, the Mortgagee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Mortgagor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

31. Governing Law and Jurisdiction.  This Mortgage has been delivered to and accepted by the Mortgagee and will be deemed to be made in the Commonwealth of Pennsylvania.  This Mortgage will be interpreted and the rights and liabilities of the Mortgagor and the Mortgagee determined in accordance with the laws of the Commonwealth of Pennsylvania.  The Mortgagor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Mortgagee’s office indicated above is located; provided that nothing contained in this Mortgage will prevent the Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Mortgagor individually, against any security or against any property of the Mortgagor within any other county, state or other foreign or domestic jurisdiction.  The Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both the Mortgagee and the Mortgagor.  The Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

32. WAIVER OF JURY TRIAL.  THE MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

33. Fixture Filing.  This document serves as a Fixture Filing under Section 9-502 of the Pennsylvania Uniform Commercial Code.  This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including such fixtures) is situated.

34. Security Agreement.  This Mortgage constitutes a security agreement under the UCC and the Mortgagor hereby grants to the Mortgagee a security interest in all existing and future equipment and fixtures purchased with proceeds from the Loans (and the proceeds thereof) included in the Property which might be deemed “personal property”.  Upon any Event of Default under this Mortgage, the Mortgagee shall have, in addition to any other rights and remedies under the Loan Documents, all of the rights and remedies granted to a secured party under the UCC with respect to the fixtures for which the Mortgagee was granted a security interest hereunder. Notwithstanding any release of any or all of that property included in the Property which is deemed “real property,” any proceedings to foreclose this Mortgage or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the Obligations.

The Mortgagor acknowledges that it has read and understood all the provisions of this Mortgage, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Remainder of Page Left Intentionally  Blank; Signatures Follows]

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WEST PHARMACEUTICAL SERVICES, INC.

By: ________________________________
Name: ______________________________
Title: _______________________________

COMMONWEALTH OF PENNSYLVANIA         )
  )           SS:
COUNTY OF ____________                                                             )

On this, the ______ day of __________, 20__, before me, a Notary Public, the undersigned officer, personally appeared ____________________________________, who acknowledged himself/herself to be the ___________________________________________ of WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation, and that he/she, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

____________________________________
Notary Public

My commission expires:

The undersigned hereby certifies that the address of the Mortgagee is 1600 Market Street, Philadelphia, PA 19103.

________________________________
On behalf of the Mortgagee

EXHIBITS

A.           Legal Description

B.           Permitted Encumbrances

Exhibit A

Legal Description

[See attached]

 A - 1

Exhibit B

Permitted Encumbrances

B - 1

EXHIBIT G

FORM OF SECURITY AGREEMENT

G - 1

SECURITY AGREEMENT

This SECURITY AGREEMENT is made and entered into as of June 3, 2011, by and among WEST PHARMACEUTICAL SERVICES, INC. (the “Company”), the subsidiaries of the Company listed on the signature pages hereto (collectively, together with the Company, the “Debtors”; each individually, a “Debtor”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Obligations (as defined in the Credit Agreement referred to below) (such holders, the “Secured Parties”).

W I T N E S S E T H :

WHEREAS, the Company, the other Debtors, the banks and other financial institutions parties thereto (collectively, the “Lenders”) and PNC Bank, National Association, as administrative agent, are parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the provisions of the Credit Agreement and the other Loan Documents and upon the terms and subject to the conditions set forth therein, the Lenders have severally agreed to make certain loans to the Borrowers to construct improvements, or pay for improvements, to the Office Property (as defined in the Credit Agreement), acquire tangible property to be used at or in connection with the Office Property, and to purchase the Office Property; and

WHEREAS, it is a condition precedent to the effectiveness of Credit Agreement, that the Debtors shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders and the other Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, and extend credit under the Credit Agreement,  the Debtors hereby agree with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms.  Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Code are used herein as so defined:  Equipment, Fixtures and Proceeds; and the following terms shall have the following meanings:

“Code” shall mean the Uniform Commercial Code as from time to time in effect in the Commonwealth of Pennsylvania.

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Security Agreement” shall mean this Security Agreement, as amended, supplemented or otherwise modified from time to time.

2. Grant of Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Debtor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in all of the following property at any time now or hereafter acquired by such Debtor or in which such Debtor now or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

i. all Equipment acquired or constructed using proceeds of any Loan (whether or not part of the acquisition price or construction costs, were paid from funds other than proceeds of Loans);

ii. all Fixtures acquired or constructed using proceeds of any Loan (whether or not part of the acquisition price or construction costs were paid from funds other than proceeds of Loans); and

iii. to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

3. Representations and Warranties.  Each Debtor hereby represents and warrants that:

(a) Title; No Other Liens.  Except for the Lien granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement and the other Liens referred to in clauses (a) through (d) of the definition of “Permitted Liens” in the Credit Agreement (such Liens permitted by such clauses referred to herein as the “Permitted Liens”), the Debtors own or have the power to transfer rights in each item of the Collateral free and clear of any and all Liens or claims of others.

(b) Perfected First Priority Liens.  The Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which are prior to all other Liens on the Collateral in existence on the date hereof (other than Permitted Liens) and are enforceable as such against all creditors of and purchasers from the Debtors and against any owner or purchaser of the real property where any of the Collateral is located and any present or future creditor obtaining a Lien on such real property.

(c) Chief Executive Office; Place of Organization, etc.  As of the date hereof, the locations of each of the Debtor’s chief executive office, chief place of business, form of and place of organization, organization number and Federal tax identification number are set forth on Schedule I.

(d) Power and Authority; Authorization.  Each Debtor has the corporate or other power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Security Agreement and has taken all necessary corporate or other action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Security Agreement.

2

(e) Enforceability.  This Security Agreement constitutes a legal, valid and binding obligation of each Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(f) No Conflict.  The execution, delivery and performance of this Security Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of a Debtor and will not result in the creation or imposition of any Lien on any of the properties or revenues of a Debtor pursuant to any Requirement of Law or Contractual Obligation of such Debtor, except as contemplated hereby.

(g) No Consents, etc.  No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of a Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement (except for the filing of the UCC financing statements).

(h) No Litigation.  As of the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of a Debtor, threatened by or against a Debtor or against any of its properties or revenues with respect to this Security Agreement or any of the transactions contemplated hereby.

4. Covenants.  Each Debtor covenants and agrees with the Administrative Agent, the Lenders and the other Secured Parties that, from and after the date of this Security Agreement until the Obligations are paid in full, and the Commitments are terminated, it will:

(a) Notices; Further Documentation; Authorization to File Financing Statements.  Notify the Administrative Agent in writing at any time that it acquires, obtains, or becomes the beneficiary of any type of Collateral (or rights therein) to the extent the Administrative Agent and the Secured Parties will not at that time have, and continuously thereafter (subject to the filing of continuation statements, if necessary) maintain, a perfected first priority security interest in (subject to Permitted Liens) such Collateral.  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Debtors, promptly execute and deliver such further instruments, agreements and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining, preserving, and enforcing the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, executing and delivering and using commercially reasonable efforts to cause third parties to execute and deliver to the Administrative Agent security agreements, bailee acknowledgments, assignments and waivers, all in form and substance satisfactory to the Administrative Agent.  Each Debtor also hereby authorizes the Administrative Agent to file any Uniform Commercial Code financing or continuation statement without the signature of such Debtor to the extent permitted by applicable law.  Each Debtor hereby ratifies any filing by the Administrative Agent of financing statements prior to the date hereof with respect to the Collateral.  A carbon, photographic, facsimile or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

3

(b) Indemnification.  Pay, and save the Administrative Agent, the Lenders, the other Secured Parties and their directors, officers, employees, advisors and agents (collectively, the “Indemnified Parties”) harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement.

(c) Maintenance of Records.  Keep and maintain at its own cost and expense true, correct and complete records of the Collateral.  Each Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  Without limiting the foregoing, each Borrower will keep records of any Equipment or Fixtures that were purchased or constructed using any Loan Proceeds.  At any time during which an Event of Default shall have occurred and be continuing, the Debtors shall turn over any such books and records to the Administrative Agent or to its representatives during normal business hours at the request of the Administrative Agent.

(d) Right of Inspection and Audit.  Give to the Administrative Agent and the other Secured Parties at all times upon reasonable prior notice full and free access during normal business hours (or following the occurrence and during the continuance of an Event of Default, at any time) to all of its books, correspondence and records relating to the Collateral and the Administrative Agent and the other Secured Parties and their respective representatives may examine, inspect or audit the same, take extracts therefrom and make photocopies thereof, and the Debtors agree to render to the Administrative Agent and the other Secured Parties, at the Debtors’ cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Administrative Agent and the other Secured Parties and their respective representatives shall at all times during normal business hours (or following the occurrence and during the continuance of an Event of Default, at any time) also have the right to enter into and upon any premises where any of the Equipment or Fixtures is located for the purpose of examining, inspecting or auditing the same, observing its use or otherwise protecting their interests therein.

(e) Compliance with Laws, etc.  Comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof; provided, however, that a Debtor may contest any Requirement of Law in any reasonable manner which shall not, in the reasonable opinion of the Administrative Agent, adversely affect the Administrative Agent’s or the other Secured Parties’ rights or the priority of their Liens on the Collateral.

(f) Compliance with Terms of Contracts, etc.   Perform and comply in all material respects with all its Contractual Obligations relating to the Collateral, except to the extent that failure to comply could not reasonably be expected to have a Material Adverse Effect.

(g) Payment of Obligations.  Pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtors’ books in accordance with GAAP.

4

(h) Limitation on Liens on Collateral.  Not create, incur or permit to exist, will defend the Collateral against, and take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Administrative Agent, the Lenders and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever.

(i) Limitations on Dispositions of Collateral.  Not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to Section 6.4 of the Credit Agreement.

(j) Further Identification of Collateral.  Furnish to the Administrative Agent and the other Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(k) Notices.  Advise the Administrative Agent promptly, in reasonable detail, at its address set forth in the Credit Agreement, (i) of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

(l) Changes in Locations, Name, Place of Organization, etc.  Unless it shall have given the Administrative Agent at least 30 days prior written notice thereof, no Debtor will (i) change the location of its chief executive office or chief place of business from the locations specified in Schedule I attached hereto or remove its books and records relating to the Collateral from the location specified in Schedule I, (ii) permit any of the Equipment or Fixtures constituting Collateral to be kept at a location(s) other than those listed on Schedule II  hereto, (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading or (iv) change the state of its organization.

5. Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Powers.  Effective upon and during the continuance of an Event of Default, each Debtor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Debtor hereby gives the Administrative Agent the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following (but only if an Event of Default has occurred and is continuing):

5

(i) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

(ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (B) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (F) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as such Debtor might do; and

(iii) file such instruments as the Administrative Agent may from time to time deem reasonably necessary or desirable to protect the security interests of the Lenders and the other Secured Parties.

Each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) Other Powers.  Each Debtor also authorizes the Administrative Agent, the Lenders and the other Secured Parties, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Administrative Agent or Holders’ Part.  The powers conferred on the Administrative Agent, the Lenders and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Lenders’ and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender or any Secured Party to exercise any such powers.  The Administrative Agent, the Lenders and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Debtors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6

6. Performance by Administrative Agent of Debtors’ Obligations.  If a Debtor fails to perform or comply with any of its agreements contained herein, and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Default Rate, shall be payable by the Debtors to the Administrative Agent on demand and shall constitute Obligations secured hereby.

7. Remedies.

(a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to it or them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, any Lender or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtors, which right or equity is hereby waived and released.  Each Debtor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Debtors’ premises or elsewhere.  The Administrative Agent shall apply the net proceeds (to the extent actually received in cash) of any such collection, recovery, receipt, appropriation, realization or sale, pursuant to and in the order set forth in Section 8 hereof.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  The Debtors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Lender or any other Secured Party to collect such deficiency.

7

(b) Each Debtor agrees, upon the occurrence and during the continuation of an Event of Default, to take any actions that the Administrative Agent may reasonably request in order to enable the Administrative Agent to obtain and enjoy the full rights and benefits granted to the Administrative Agent (for itself and for the ratable benefit of the Secured Parties) under this Agreement, the other Loan Documents and any other document relating to the Obligations.  Without limiting the generality of the foregoing, each Debtor shall upon the occurrence and during the continuation of an Event of Default, at such Debtor’s sole cost and expense, assist in obtaining all approvals which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction.

8. Proceeds of Sale.  The proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Administrative Agent as follows:

(a) First, to the payment of all costs, expenses and charges of the Administrative Agent, as such, or the reimbursement of the Administrative Agent for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Collateral or the enforcement of any rights hereunder (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, reasonable attorneys’ fees and expenses, court costs, any other reasonable expenses incurred or expenditures or advances made by the Administrative Agent in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the rate prescribed in the Credit Agreement as the Default Rate from the date of payment.

(b) Second, to the payment of the other Obligations, in whole or in part, in such order as the Administrative Agent may elect, whether such Obligations are then due or not due.

(c) Third, to such Persons as required by applicable law including, without limitation, Section 9-615 of the Code.

(d) Fourth, to the extent of any surplus thereafter remaining, to the Debtors or as a court of competent jurisdiction may otherwise direct.

In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, the Debtors shall be liable for the deficiency pursuant to their status as a Borrower under the Loan Documents.

9. Limitation on Duties Regarding Preservation of Collateral.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  No Secured Party, nor any of their respective directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise.

8

10. Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

11. Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Paragraph Headings.  The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13. No Waiver; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

14. Waivers and Amendments; Parties Bound; Governing Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtors and the Administrative Agent, provided that any provision of this Security Agreement may be waived by the Administrative Agent in a written letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.  This Security Agreement shall be the joint and several obligation of each Debtor, and each Debtor shall have made all of the representations, warranties, covenants and agreements contained herein.  This Security Agreement shall be binding upon the successors and permitted assigns of the Debtors and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF.

15. Notices.  All notices hereunder to the Debtors, the Administrative Agent or any of the other Secured Parties to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or sent in the manner and to the respective addresses as provided in subsection 9.2 of the Credit Agreement, provided that any such notices to a Debtor other than the Company may be sent in care of the Company.

9

16. Authority of Administrative Agent.  The Debtors acknowledge that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreement with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Debtors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Debtors shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

17. Submission to Jurisdiction; Waivers.

(a) Each Debtor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Security Agreement, or for recognition and enforcement of any judgment in respect thereof to the non-exclusive general jurisdiction of the courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address referred to in Section 15 hereof or at such other address of which the Administrative Agent shall have been notified pursuant to Section 15 hereto;

(iv) waives and hereby acknowledges that it is estopped from raising any objection based on forum non conveniens, any claim that any of the above-referenced courts lack proper venue or any objection that any of such courts lack personal jurisdiction over it so as to prohibit such courts from adjudicating any issues raised in a complaint filed with such courts against such Debtor concerning this Security Agreement;

(v) acknowledges and agrees that the choice of forum contained in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in any forum or the taking of any action under this Security Agreement to enforce the same in any appropriate jurisdiction;

(vi) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, indirect, exemplary or punitive or consequential damages; and

10

(vii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and for any mandatory counterclaim therein.

18. Counterparts.  This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

19. Further Assurances.  The parties acknowledge their intent that, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall receive, to the fullest extent permitted by all Requirements of Law and governmental policy, all rights necessary or desirable to obtain, use or sell the Collateral, and to exercise all remedies available to it under this Agreement, the Uniform Commercial Code as in effect in any applicable jurisdiction, or other applicable law.

20. Additional Subsidiaries  Each of the Debtors shall require each New Material Domestic Subsidiary that was not in existence or not a Subsidiary on the date hereof to join into this Agreement as a Debtor simultaneously with its joinder to the Credit Agreement as a Borrower.  Upon execution and delivery by the Administrative Agent and such Domestic Subsidiary of a Joinder and Assumption Agreement, such New Material Domestic Subsidiary shall become a Debtor hereunder with the same force and effect as if originally named as a Debtor herein.  The execution and delivery of any such instrument shall not require the consent of any Borrower.  The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary as a Debtor under this Agreement.

[SIGNATURE PAGES TO FOLLOW]

  11

IN WITNESS WHEREOF, the Debtors and the Administrative Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

WEST PHARMACEUTICAL SERVICES, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES OF FLORIDA, INC.

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES LAKEWOOD, INC.

By:
Name:
Title:

WEST ANALYTICAL SERVICES, LLC

By:
Name:
Title:

WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC.

By:
Name:
Title:

TECH GROUP NORTH AMERICA, INC.
TECH GROUP GRAND RAPIDS, INC.
(MFG) TECH GROUP PUERTO RICO, INC.

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:______________________________
Name: Denise D. Killen
Title: Senior Vice President

SCHEDULE I TO
Security Agreement

LOCATIONS OF CHIEF EXECUTIVE OFFICE, STATE OF ORGANIZATION, ETC.

Chief Executive Office:	West Pharmaceutical Services, Inc.

Chief Place of Business:	101 Gordon Dr., Lionville, PA 19341

Form of and Place of Organization:	Pennsylvania, USA

Organizational Number, if any	384659

Federal Tax Identification Number	23-1210010

Chief Executive Office:	West Pharmaceutical Services of Florida, Inc.

Chief Place of Business:	11600 53rd St. N., Clearwater, FL 34676

Form of and Place of Organization:	Florida, USA

Organizational Number, if any	P93000051704

Federal Tax Identification Number	52-1834733

Chief Executive Office:	West Pharmaceutical Services Lakewood, Inc.

Chief Place of Business:	1200 Paco Way, Lakewood, NJ 08701

Form of and Place of Organization:	Delaware, USA

Organizational Number, if any	0808305

Federal Tax Identification Number	51-0123935

Chief Executive Office:	West Analytical Services, LLC

Chief Place of Business:	349 Tomahawk Drive, Maumee, OH 43537

Form of and Place of Organization:	Delaware, USA

Organizational Number, if any	3917329

Federal Tax Identification Number	27-0114663

Chief Executive Office	West Pharmaceutical Services of Delaware, Inc.

Chief Place of Business:	1105 North Market Street, Suite 1300
Wilmington, DE 19801

Form of and Place of Organization:	Delaware, USA

Organizational Number, if any	2167921

Federal Tax Identification Number	51-0311886

Chief Executive Office:	Tech Group North America, Inc.

Chief Place of Business:	14677 N. 74th Street, Scottsdale, AZ 85260

Form of and Place of Organization:	Arizona, USA

Organizational Number, if any	0102917-6

Federal Tax Identification Number	86-0309131

Chief Executive Office:	Tech Group Grand Rapids, Inc.

Chief Place of Business:	3116 N. Wilson Court Northwest
Grand Rapids, MI 49534-7566

Form of and Place of Organization:	Delaware, USA

Organizational Number, if any	2042638

Federal Tax Identification Number	13-3235547

Chief Executive Office:	(mfg) Tech Group Puerto Rico. Inc.

Chief Place of Business:	P. O. Box 372587, Cayey, PR 00737-2587

Form of and Place of Organization:	Arizona, USA

Organizational Number, if any	0216229-5

Federal Tax Identification Number	86-0640193

SCHEDULE II TO
Security Agreement

LOCATIONS OF EQUIPMENT AND FIXTURES

Collateral will be stored at 101 Gordon Drive, Lionville, PA 19341 or at the Office Property.